File No. 333-41672
--------------------------------------------------------------------------------
       As filed with the Securities & Exchange Commission on July 13, 2001
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                         ABOVE AVERAGE INVESTMENTS, LTD.
                 (Name of small business issuer in its charter)

            Nevada                          6770                    98-0204736
   (State or jurisdiction of    (Primary Standard Industrial       (IRS Employer
incorporation or organization)    Identification No.)             Classification
                                                                     Code No.)
                              --------------------

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
 (Address of principal place of business or intended principal place of business
                              --------------------
                                Devinder Randhawa
                         Above Average Investments, Ltd.
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)
                            -------------------------


                                   Copies to:
      Antoine M. Devine, Esq.                     Michael D. Karsch, Esq.
      Foley & Lardner                             Quick-Med Technologies, Inc.
      One Maritime Plaza, 6th Floor               Boca Raton, Florida 33431
      San Francisco, CA 94111                     (561) 620-9234
      (415) 438-6456


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------------- --------------- ---------------------------- --------------------------- -------------------
 Title of each class of    Amount to be    Proposed maximum offering        Proposed maximum           Amount of
    securities to be        registered        price per unit (1)        aggregate offering price    registration fee
       registered
------------------------- --------------- ---------------------------- --------------------------- -------------------
Common Stock, par value     2,500,000                $.05                       $125,000               $56.00(2)
        $0.0001
------------------------- --------------- ---------------------------- --------------------------- -------------------

    (1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

    (12 Previously paid.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             RECONFIRMATION OFFERING
                                   PROSPECTUS
                         ABOVE AVERAGE INVESTMENTS, LTD.
                        2,500,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE


         This prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 2,500,000 shares of common stock, $.0001 par value of Above Average Investments, Ltd. The shares were initially sold in an initial public offering of 2,500,000 shares of common stock, which was completed in December 2000. In March 2001, we executed an agreement with Quick-Med Technologies, Inc. to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,260,000 shares of our common stock. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed acquisition.


         Prior to the offering and this reconfirmation offering, there has been no market for common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                            -------------------------



         The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Act.

                            -------------------------



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

         The offering and the reconfirmation offering involve a speculative investment, a high degree of risk, and suitable only for persons who can afford the loss of their entire investment.

                            -------------------------



                  The date of this prospectus is July 13, 2001

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY.............................................................4

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
 DEPOSIT OF OFFERING PROCEEDS AND SECURITIES..................................11

THE MERGER....................................................................13

USE OF PROCEEDS...............................................................15

CAPITALIZATION TABLE..........................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................17

BUSINESS......................................................................22

PRINCIPAL SHAREHOLDERS........................................................34

MANAGEMENT....................................................................36

EXECUTIVE COMPENSATION........................................................38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................39

MARKET FOR OUR COMMON STOCK...................................................39

DESCRIPTION OF SECURITIES.....................................................41

SHARES ELIGIBLE FOR FUTURE RESALE.............................................42

WHERE CAN YOU FIND MORE INFORMATION?..........................................42

REPORTS TO STOCKHOLDERS.......................................................43

LEGAL MATTERS.................................................................43

EXPERTS.......................................................................43

INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................43

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE.....................................................44

FINANCIAL STATEMENTS.........................................................F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, the words "we," "us" and "our" refer to Above Average Investments, Ltd. (unless the context indicates otherwise).

                               PROSPECTUS SUMMARY

                         Above Average Investments, Ltd.


         We were organized as a Nevada corporation on April 21, 1997 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

         Our executive offices are located at Suite 104-1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6. The telephone number is (250) 868-8177.

         In December 2000, we completed an initial public offering for 2,500,000 shares of our common stock for $.05 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on September 19, 2000.

Quick-Med Technologies, Inc.

         Quick-Med Technologies, Inc., a development stage company, was incorporated in the State of Delaware on October 20, 1997. Quick-Med is a biomedical technology company.

Quick-Med Acquisition

         In March 2001, we executed an agreement with Quick-Med and its shareholders to acquire all of Quick-Med's issued and outstanding shares in exchange for 10,000,000 shares of our common stock. In June 2001, the agreement was amended to increase the number of shares to be exchanged to 10,260,000. The share exchange is structured so that Quick-Med's current shareholders will own at least 51% of the outstanding shares in the post-merger entity.

         We believe, after examining Quick-Med's business plan, interviewing their management, and examining their proposed products, that Quick-Med's planned products can successfully compete with other companies in the military, pharmaceutical and cosmetic industries.

High Risk

         Investment in our securities is highly speculative, involves a high degree of risk, and only persons who can afford the loss of their entire investment should vote to reconfirm their investment.

Use of Proceeds

         In our initial public offering, we raised $125,000 in proceeds. None of the deposited funds have been or will be expended to merge Quick-Med into us. The deposited funds will be transferred to us upon completion of the merger.

The Offering

         Shares outstanding prior to the offering              500,000 (1)

         Shares sold in the offering                         2,500,000 (2)

         Shares to be issued to Quick-Med                   10,260,000 (3)

         Shares outstanding after the merger                12,760,000 (1) (3)

         (1) The 500,000 shares held by current Above Average shareholders will be purchased by Quick-Med as part of the merger, and will be cancelled when the merger is consummated. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.

         (2) Assumes that 100% of the purchasers reconfirm their investment. There were 18 purchasers in the offering.

         (3) Includes 260,000 shares that have been issued to a principal shareholder upon conversion of outstanding indebtedness.

Expiration Date

         This offering will expire on March 19, 2002. If a merger has not been consummated, funds held in escrow will be returned to the investors.

Recent Developments

         Our board believes that the merger represents a good investment opportunity for our shareholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the directors and shareholders of Quick-Med at a meeting held on March 5, 2001. The merger agreement was confirmed by the unanimous consent of our directors on March 19, 2001.

                    Summary Pro Forma Combined Financial Data

         The following table presents our summary pro forma combined financial data , as adjusted for the effects of the merger and the consummation of this offering and the application of the net proceeds. Please refer to the other financial statements and notes included in this prospectus.

                                      AAI Historical                  QMT Historical                         Pro forma
                                -----------------------------  ---------------------------------  -----------------------------
                                                Nine Months                          Three                        Nine Months
                                 Year ended         Ended          Year ended        Ended         Year ended      Ended
                                June 30, 2000  March 31, 2001  December 31, 2000  March 31, 2001  June 30, 2000  March 31, 2001
                                -------------  --------------  -----------------  --------------  -------------  --------------
Statement of Operations Data:
Revenues earned                           -              -                 -                 -               -               -
Gross profit                              -              -                 -                 -               -               -
Selling, general, and
  administrative expense             17,157         36,522           308,206           147,246         118,397         449,969
Operating loss                      (17,157)       (36,522)         (308,206)         (147,246)       (118,397)       (449,969)
Interest and other expense net            -              -             5,697             3,700           2,090           8,328
Loss before income tax benefit      (17,157)       (36,522)         (313,903)         (150,946)       (120,487)       (458,297)
Net loss                            (17,157)       (36,522)         (313,903)         (150,946)       (120,487)       (458,297)
Net loss per share                    (0.03)         (0.03)            (0.03)            (0.01)          (0.01)          (0.04)
Shares used in computing net
loss per share                      500,000      1,412,409        10,000,000        10,089,333      12,760,000      12,760,000

Balance Sheet Data:

Working capital                      (3,795)       121,419          (714,549)         (593,287)         23,229        (471,868)
Total assets                              -        125,000           373,850           385,964         169,081         510,964
Total long term debt                      -              -                 -                 -               -               -
Stockholders' equity                 (3,795)        (3,581)         (345,612)         (233,932)         28,472        (112,513)

                                                                Nine Months
                                            Year ended             Ended
                                           June 30, 2000       March 31,2001
                                          ----------------    -----------------

Statement of Operations Data:

Revenues earned                              $          -          $         -

Gross profit                                            -                    -

Selling, general, and
administrative expense                            118,397              449,969

Operating loss                                   (118,397)            (449,969)

Interest and other
expense net                                         2,090                8,328

Loss before income tax benefit                   (120,487)            (458,297)

Net loss                                      $  (120,487)         $  (458,297)

Net loss per share                            $     (0.01)         $     (0.04)

Shares used in computing net
loss per share                                 12,760,000           12,760,000

Balance Sheet Data:

Working capital                                                       (471,868)

Total assets                                                           510,964

Total long term debt
                                                                             -
Stockholders' equity                                                  (112,513)

                                  RISK FACTORS

         We are insolvent on a pro forma combined basis and will be unable to continue operations without raising additional capital or generating revenues from product sales or licensing. On a pro forma combined basis, we are insolvent since Quick-Med has not yet raised sufficient funds to operate its planned business. We incurred pro forma combined net losses of $175,029 in 1999 and $120,487 in 2000. Quick-Med expects to incur operating losses for the next several years as it invests in product research and development, preclinical and clinical testing and regulatory compliance. Quick-Med will require substantial additional funding to complete the research and development of its product candidates, and, if necessary, to establish commercial scale manufacturing facilities and market its products.

         Quick-Med may have to dedicate a substantial portion of any future cash flow to make interest and principal payments on its current debt, which will reduce funds available for operations, capital expenditures and other purposes. If it does not have positive cash flow from operations on a timely basis, it may be unable to develop its products or to conduct its business in an effective or competitive manner.

         Quick-Med's accountants have issued a going concern opinion due to the lack of capital. Because of the uncertainties in its ability to satisfy its future capital needs, Quick-Med's auditors' report on its financial statements for the year ended December 31, 2000 contains an explanatory paragraph about its ability to continue as a going concern.

         Because Quick-Med is a new business venture with no products in the market, its securities are subject to the risks inherent in any new business venture. Quick-Med has limited experience and a short history of operations, especially with respect to the marketing and selling any products. It has not generated revenues from operations. None of its products have received regulatory approval. Quick-Med cannot assure you that it will be able to complete designing and testing its products, that the products will be approved by the FDA or accepted in the marketplace, or that it will be able to sell them at a profit. Furthermore, as a young company, Quick-Med is especially vulnerable to the problems, delays, expenses, and difficulties encountered by any company in the development stage, many of which it cannot control.

         Quick-Med has not proven any of its products' effectiveness and may not be able to do so in the future. Quick-Med has just started developing its primary products and will require substantial laboratory and clinical testing before it can market a product to consumers. This testing could take several years to complete.

         Quick-Med's proposed products may not be accepted in the market, adding to the time before it receives any revenue from product sales. Quick-Med plans to develop and market products to U.S. and foreign militaries and pharmaceutical and cosmetic companies for sale to civilian retail customers. Military sales will require detailed and rigorous research and development process that may be lengthy and uncertain in outcome. Although Quick-Med will not sell directly to civilian retail customers, these consumers must still accept its wound dressing or cosmetic products as beneficial and worthwhile. Patients, doctors and third-party payors must also accept Quick-Med-developed products as medically useful and cost-effective. Market acceptance will require substantial education about the benefits of its wound care products and other products. Quick-Med cannot assure you that the market will accept its products, even if approved for marketing, on a timely basis. If retail consumers, patients, the medical community, and third-party payors do not accept its products or acceptance takes a long time, then revenues and profits would be reduced.

         Quick-Med will require additional capital to be successful, which will potentially dilute the value of shares of then current shareholders. Quick-Med expects to continue to incur substantial losses for at least another two years. During this period, it does not expect to obtain significant revenues from operations but will need substantial funds, primarily for the following purposes:

o        To continue product development of its proposed products;

o To conduct clinical trials of its wound dressing product and otherwise pursue regulatory approvals for this product; and

o To begin to develop new products based on its wound care technology, and to conduct the clinical tests necessary to develop and refine new products.

         To finance Quick-Med's operations to date, it has relied almost entirely on private offerings of common stock and loans from officers. Most of its outstanding common stock was issued for services. The terms on which it obtains additional financing may dilute the existing shareholders investments, or otherwise adversely affect its position. It is also possible that Quick-Med will be unable to obtain the additional funding it needs as and when it needs it. If it were unable to obtain additional funding as and when needed, Quick-Med could be forced to delay the progress of its development efforts. These delays would hurt its ability to bring a product to market and obtain revenues, and could result in competitors developing products ahead of Quick-Med and/or in its being forced to relinquish rights to technologies, products or potential products.

         Quick-Med will depend upon others for marketing and distributing its products. Quick-Med has both military and civilian target markets. While its management has experience in selling to military organizations, Quick-Med currently lacks marketing and sales experience and personnel, distribution channels and other infrastructure needed to successfully market and distribute a product in civilian markets. It intends to rely on collaborative arrangements with one or more other companies which possess strong marketing and distribution resources to perform these functions. Quick-Med does not, however, have any agreements with other companies for marketing or distributing its products. It may be forced to enter into contracts to market and distribute its products that substantially limit the potential benefits to it from commercializing these products. Quick-Med will not have the same control over marketing and distribution that it would have if it conducted these functions itself.

         Quick-Med relies on key personnel who may leave on short notice. Because its business is mostly scientific, Quick-Med depends greatly on attracting and retaining management and scientific personnel. It has only one full-time executive, David S. Lerner, its president. Its other officers are consultants who devote substantial time to other employers. Losing any of these individuals could have a material adverse effect on Quick-Med.

         Quick-Med depends on licenses it has obtained on patented technology, the loss of which would mean it could not develop many of its products. Quick-Med's rights to develop several of its proposed products comes from its license agreements. In the event that its license agreements terminate for any reason, it would lose their rights to manufacture and market many of its products. Quick-Med may also be required to license additional rights in order to market its products and may not be able to obtain these rights on favorable terms or at all.

         Quick-Med has multiple U.S. and international patent applications that may not be granted. Quick-Med cannot assure you that its applications will be granted or that its patent rights will provide it with significant protection against competitive products or otherwise be commercially viable. As a result Quick-Med may not be able to protect its proprietary information.

         Quick-Med may experience a significant delay in obtaining patent protection for its products due to a substantial backlog of pharmaceutical and biotechnology patent applications at the U.S. Patent and Trademark Office, commonly known as the PTO. Because patent applications in the U.S. are maintained in secrecy until patents issue, other competitors may have filed or maintained patent applications for technology used by Quick-Med or covered by pending applications without its being aware of these applications.

         A breach in Quick-Med's relationships with the University of Florida may have a detrimental effect. Quick-Med has sought a close and favorable relationship with the University of Florida. It plans to license certain technologies from the University and two members of its research and development team are faculty members at the University. Quick-Med cannot assure you that disputes will not cause its favorable relationship with the University to deteriorate. A deterioration in the relationship between Quick-Med and the University could affect it adversely.

         A breach of the State of Florida and University of Florida conflicts of interest laws and rules could be harmful to Quick-Med. Two members of Quick-Med's research and development team work are University of Florida employees. As a result, it must comply with Florida statutes and University policy on conflicts of interest. In order for it to do business with the University which includes licensing technology or cooperative research, the University must also approve its employees' service on Quick-Med's research and development team. If the University were to decline to approve the outside activities of the University employees who are members of Quick-Med's research and development team, or were to change the terms of its conflicts of interest policy it could have a material adverse effect on Quick-Med.

         The regulatory approval process is costly and lengthy and Quick-Med may not be able to successfully obtain all required regulatory approvals. The preclinical development, clinical trials, manufacturing, marketing and labeling of pharmaceuticals are all subject to extensive regulation by numerous governmental authorities and agencies in the U.S. and other countries. Quick-Med must obtain regulatory approval for some of its product candidates before marketing or selling them. It is not possible to predict how long the FDA's or any other applicable federal, state or foreign regulatory authority or agency's approval process for any of its products will take or whether any approvals will be granted. Positive results in preclinical testing and/or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, preclinical and clinical product testing can take many years, and can require the expenditure of substantial resources. The data obtained from these tests and trials can be susceptible to varying interpretation that could delay, limit or prevent regulatory approval. Any delay or failure to obtain approvals could adversely affect Quick-Med's market for its products and its ability to general product revenue. The risks associated with the approval process include:

o Delays or rejections in the regulatory approval process based on the failure of clinical or other data to meet expectations, or the failure of the product to meet a regulatory agency's requirements for safety, efficacy and quality; and

o Regulatory approval, if obtained, may significantly limit the indicated uses for which a product may be marketed.

         Quick-Med's clinical trials could take longer to complete and cost more than it expects, which may result in its development plans being significantly delayed. Quick-Med will need to conduct a complete study of each of its product candidates. These studies are costly, time consuming and unpredictable. Any unanticipated costs or delays in its clinical studies could cause Quick-Med to expend substantial funds unexpectedly or delay or modify its plans significantly, either of which would harm its business, financial condition and results of operations. The factors that could contribute to these costs, delays or modifications include:

o        The cost of conducting human clinical trials for any potential product.
         These costs can vary dramatically based on a number of factors, including the order and timing of clinical indications pursued and the development and financial support from corporation partners; and

o Intense competition in the pharmaceutical market, which may make it difficult for it to obtain sufficient patient populations or clinician support to conduct its clinical trials as planned.

         Quick-Med does not have product liability insurance and may not be able to get any on reasonable terms. Its business exposes it to product liability claims inherent in the testing and marketing of medical products. It currently carries no product liability insurance, but intends to acquire insurance prior to selling any of its products for commercial use. Quick-Med cannot assure you that it will be able to get or keep adequate liability insurance at a reasonable cost. Its inability to get or keep insurance at an acceptable cost could prevent or inhibit the commercial development of its products. A liability claim, even one without merit, could result in major legal expenses.

         The hazardous material Quick-Med will use in part of its research and development could result in significant liabilities. Quick-Med will use hazardous materials in some of its research and development activities. In most instances these materials are only handled by the U.S. military in conducting tests jointly on behalf of Quick-Med and the military. In some other instances, these materials may be handled within the private sector. While it believes that it will be in substantial compliance with federal, state and local laws and regulations governing the use of these materials, accidental injury or contamination may occur. An accident or contamination could result in substantial liabilities, which could exceed its financial resources. The cost of compliance with environmental and safety laws and regulations may also increase in the future, which could adversely affect revenues.

         We may fail to obtain a sufficient number of investors to reconfirm the offering, which will not permit us to complete the merger. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, 80% of the investors elect to reconfirm their investment. If a sufficient number of investors do not reconfirm their investment in the reconfirmation offering, the merger will not be closed. If so, none of the securities held in escrow will be issued and your funds will be returned to you without interest if another transaction is not approved by March 2002.

         We are issuing 10,260,000 shares in the acquisition, which will result in substantial additional dilution. Our Certificate of Incorporation authorizes the board to issue 100,000,000 shares of common stock, $.0001 par value. The proposed acquisition, if completed, will result in our issuing an additional 10,260,000 shares of common stock and will result in substantial dilution in the percentage of the common stock held by its present shareholders. Moreover, the common stock to be issued in the acquisition has been valued on an arbitrary or non-arm's-length basis by management, resulting in an additional reduction in the percentage of common stock held by our present shareholders.

         There is no public market for our common stock and none is expected to develop immediately after this offering is completed, which means you may experience difficulty in selling your shares. At the present time, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, or if developed, that a market will be sustained, or that our securities purchased by the public in the offering may be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we cannot assure you that we will continue to file such reports on a voluntary basis. In any event, due to the low price of the securities, many brokerage firms may choose not to engage in market making activities or effect transactions in such securities. Purchasers of the securities may have difficulties in reselling them and many banks may not grant loans utilizing our securities as collateral. Our securities will not be eligible for listing on the Nasdaq Stock Market when this reconfirmation offering is completed.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into an agreement with Quick-Med.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. We must also disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information about the acquisition candidate and business, including audited financial statements. This prospectus complies with this requirement.

         Third, we will mail a copy of the prospectus to each investor within five business days of the effectiveness of the post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described under "Prospectus Summary; ." After we submit a letter to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.


         We entered into an escrow agreement with City National Bank, N.A., Los Angeles, California, which provides that the proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest earned, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.


         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by tax laws or retirement laws.

                                   THE MERGER

Background of the Merger Agreement

         In November 2000 we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $125,000 in gross proceeds from investors. Under Rule 419, $125,000 and the 2,500,000 shares purchased by the investors were placed in escrow pending:

o distribution of a reconfirmation prospectus to the investors describing the acquisition of Quick-Med; and

o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

         In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $125,000 in offering proceeds in the escrow account will be approved by the investors, and the share certificates will be cancelled. Under Rule 419, the fair value of Quick-Med must represent at least 80% of the maximum offering proceeds, or $100,000. Based upon independent audited financial statements, we believe that Quick-Med's business value is more than $100,000.

Terms and Conditions of Merger Agreement


         Under the merger agreement, Quick-Med will be merged into us. We will consummate the transaction contemplated by the merger agreement when, among other things, reconfirmation by at least 80% of the investors. If the merger is consummated, 10,260,000 shares of common stock will be issued to former Quick-Med shareholders. Each investor in this offering who accepts the reconfirmation offer will, after consummation, hold the same number of shares held prior to the merger, but the aggregate percentage interest in Above Average will be reduced to 20%. Quick-Med will merge into Above Average with Above Average as the surviving entity.


         Our name will be changed to "Quick-Med Technologies, Inc." after the merger. The merger is intended to be consummated so that the transaction will be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A). Each investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account at $.05 per share, and current holders of our common stock, which is restricted from resale under United States securities laws, will tender their shares to us for cancellation. Governmental approval is not required to consummate the merger.


         The result of the merger, assuming that 80% of the investors reconfirm their investment, is that former Quick-Med shareholders will own 80.4% of the surviving entity while our current shareholders will own 19.6% of Above Average.

         Investors deciding to accept the reconfirmation offer are directed to sign a reconfirmation letter and return it to Above Average Investments, Inc.,
Attention: Devinder Randhawa, who will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by Mr. Devinder Randhawa within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.

Accounting Treatment

         Although we are the legal surviving corporation, for accounting purposes, the merger is treated as a purchase business acquisition of Above Average by Quick-Med in a reverse acquisition, and a recapitalization of Quick-Med. Quick-Med is the acquirer for accounting purposes because the former Quick-Med stockholders received the larger portion of the common stock interests and voting rights retained by the our former stockholders. Because Quick-Med is the acquirer for accounting purposes, the surviving entity will adopt Quick-Med's fiscal year end of December 31.

         During March 2001, we entered into an agreement with Quick-Med Technologies, Inc., a Delaware corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of Quick-Med in exchange for 10,260,000 shares of our capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of Quick-Med. The value of our net assets after the public shell merger is the same as their historical book value. Subsequent to the merger, assuming all of our shareholders reconfirm their investment, our shareholders will retain 19.6% of the outstanding shares of our capital stock. Upon ratification of the public shell merger by our shareholders, we will change our name to Quick-Med Technologies, Inc.


Certain Income Tax Consequences

         The merger is intended to qualify as a tax-free reorganization for purposes of the federal income tax law so that Above Average's and Quick-Med's shareholders will not recognize gain or loss from the transaction. The transaction is not expected to result in the recognition of gain or loss to either Above Average or Quick-Med in the respective jurisdictions where each entity is subject to taxation. No opinion of counsel nor a ruling from the Internal Revenue Service has been obtained. This statement is for general information only and our stockholders should consult their own tax advisors as to the specific tax consequences of the merger to them.

                                 USE OF PROCEEDS

         The gross proceeds of this offering were $125,000. Rule 419 permits 10% of the funds or $12,500 to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. We will receive the gross proceeds in the event a business combination with Quick-Med is closed under Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. None of the proceeds are being used to repay debt. Management will pay the offering expenses. Those payments are classified as additional paid-in capital.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, $125,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us and applied to working capital.


                                               Amount                  Percent

        Gross Proceeds                        $125,000                  100%

        Offering Expenses                     $      0                  0.0%

        Research and development and          $100,000                 80.0%
             operating expenses

        Purchase of Shares from
             original shareholders            $ 25,000                   20%

         The anticipated application of the net proceeds are for research and development expenses and operating expenses.

         The proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with Quick-Med. These funds are in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                              CAPITALIZATION TABLE

         Our capitalization on March 31, 2001 and as adjusted to give effect to the issuance of shares to Quick-Med's shareholders after the proposed acquisition is completed, is as follows:

                                    Historical                                                   Pro Forma
-----------------------------------------------------------------------------------------------------------------------
                                  AA Investments      Quick-Med
                                  March 31, 2001    March 31, 2001       Total         Adjustments       Combined
                                  --------------    --------------       -----         -----------       --------
Stock subject to redemption          $125,000                         $125,000 (b)       $(125,000)    $       -

Stockholders' equity:

Common stock                               50             10,260        10,310 (a)          (9,034)        1,276

Additional paid in capital             51,806            430,314       482,120 (a), (b)     78,597       560,717

Outstanding stock options                                  2,150         2,150                             2,150

Accumulated deficit                   (55,437)          (676,656)     (732,093)(a)          55,437      (676,656)
                                     --------           ---------     ------------          ------      ---------

Total stockholders' equity             (3,581)          (233,932)     (237,513)            125,000      (112,513)

Total capitalization                $  (3,581)         $(233,932)    $(237,513)           $125,000     $(112,513)


(a) To record the public shell merger of AAI and Quick-Med. 10,260,000 shares of common stock issue in exchange for 100% of Quick-Med common stock and the sale of 2,500,000 shares in exchange for $125,000 of AAI. (The total number of shares outstanding after the merger will be 12,760,000 shares). The Assets of AAI are recorded at their net asset value.

(b) To reclassify the common stock subject to redemption to additional paid in capital and common stock as a result of the merger.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion should be read along with the financial statements and notes appearing in other parts of this prospectus.

Above Average Investments


         We were in the development stage as of March 31, 2001 and completed an initial public offering in December 2000 using a Registration Statement that became effective with the SEC on September 19, 2000 and sold 2,500,000 shares of its common stock, $.0001 par value, at a price of $.05 per share. The offering was conducted directly by us without an underwriter. We are a "blank check" company subject to Rule 419 of the Securities Act that was organized to obtain funding from persons purchasing in the offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.


         The deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and enough subscribers reconfirm their investments according to the procedures outlined in Rule 419.

         We had no revenues for each of the years ended June 30, 2000 and June 30, 1999. We had a net loss of ($17,157) for the year ended June 30, 2000 as compared to a net loss of ($1,708) for the year ended June 30, 1999. At June 30, 2000, we had total assets of $0 and total liabilities of $3,795.

         We had no revenues for each of the nine months ended March 31, 2001 and 2000. We had a net loss of ($36,522) for the nine months ended March 31, 2001 as compared to a net loss of ($13,943) for the nine months ended March 31, 2000. In addition, at March 31, 2001, we had total assets of $125,000 and total liabilities of $3,581.


         In March 2001, we executed an agreement with Quick-Med, to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,260,000 shares of our common stock. Assuming this reconfirmation offering and acquisition is completed, Quick-Med's business will be our sole business.

Quick-Med Technologies.

         Quick-Med was incorporated in Delaware in December 1997. Its business primarily consists of research and development of biomedical products and devices for antibacterial applications.

Results of Operations

         Quick-Med had no sales for the years ended December 31, 2000 and December 31, 1999 or the three months ended March 31, 2001 as its products are still in the development stage.

         Quick-Med reported an operating loss of ($308,206) for the year ended December 31, 2000, and an operating loss of ($165,270) for the year ended December 31, 1999. Quick-Med reported an operating loss of ($147,246) for the three months ended March 31, 2001. This change resulted primarily from the increase in total expenses in 2000 as operating levels increased and research and development accelerated. In both 2000 and 1999, Quick-Med also incurred various costs and expenses normally associated with a start-up business. In the 2001 period, most of the expenses were related to research and development of its primary proposed products. Quick-Med expects that costs will continue to increase as it product development efforts continue to increase.

Liquidity and Capital Resources

         At December 31, 2000, Quick-Med had a working capital deficit of ($714,549), primarily due to loans of $309,300, a license fee due in 2001 of $260,000 and accounts payable of $77,014. At December 31, 2000, Quick-Med had a stockholders' deficit of ($345,812). At March 31, 2001, Quick-Med had a working capital deficit of ($593,287), primarily due to loans of $204,300, a license fee due in 2001 of $260,000 and accounts payable of $101,776. At March 31, 2001, Quick-Med had a stockholders' deficit of ($233,932). This decrease in the working capital deficit was due to the conversion of shareholder loans in common stock in 2001.

         To date, Quick-Med has funded its activities principally from short term loans totaling $334,634 from shareholders and an affiliated company. It is anticipated that Quick-Med will continue to depend on the receipt of investment capital or other financing to fund its continuing activities. This shareholder has indicated his willingness to continue funding until Quick-Med is able to raise sufficient funds from third parties. To date, Quick-Med has been able to meet its obligations on a timely or delayed basis as funding has been made available on an as-needed basis.

         Quick-Med intends to seek financing of approximately $4.5 million through private sources within six to twelve months of the merger. We cannot assure you that Quick-Med will obtain this financing, or, if obtained, it will be on favorable terms.

                           QUICK-MED PLAN OF OPERATION

Research and Development

         Over the next 12 months Quick-Med intends to continue the development of its four main product groups. Assuming it raises sufficient funds, product development will accelerate. Quick-Med does not anticipate opening its own facilities but rather continuing its research and development with existing and new partners in order to conserve resources. For each potential product, Quick-Med will continue to monitor the appropriate time to enter into a license agreement with a joint venture partner. Accordingly, Quick-Med does anticipate hiring additional employees, although it expects to retain scientific and product marketing consultants on a project basis over the next year. These consultants will be paid on a hourly, milestone or project basis in cash or equity.

Capital Expenditures and Requirements

         Quick-Med has spent approximately $100,000 over the last two years on the acquisition of patents and exclusive license agreements, and owes an additional $260,000, of which $100,000 is due September 30, 2001, and the remainder when certain milestones are met.

         Over the next 12 months Quick Med does not anticipate to earn revenues from any of its products. Over the next 12 months, Quick-Med is not required to pay any royalties for its license to its primary MMP inhibitor. However, should Quick Med receive revenues pursuant to its license of its primary MMP Inhibitor they will be required to pay a royalty to the licensor of 2.0% on the first $1.5 million in revenue, and 1.5% thereafter. Quick-Med anticipates over the next 12 months that it will spend approximately $750,000 on operations, all of which is expected to come from the planned $2 million private placement. Approximately 60% of that amount will be for research and development, patent prosecutions and licenses for proposed products. It is also possible that a licensing arrangement will be made with one or more strategic partners that will pay a license fee to Quick-Med or assume a portion of the research expenses.

         Quick-Med is not expected to pay any upfront fees and expenses for the planned private placement. Any short-term cash obligations, which are not expected to be material, will be funded by loans from shareholders.

         Quick-Med does not expect any significant additions to property, plant and equipment.

Skin Care

         One of the largest health care markets is skin care, especially in the aging population where natural chemical processes like declining estrogen levels lead to skin deterioration. Quick-Med is developing an anti-wrinkle cosmetic cream with particular application to post-menopausal women as a healthier alternative to estrogen replacement. Related products will target the general marketplace for skin care products.

         The goal of this project is to develop a cosmetic product that visibly reduces the signs of skin aging by reducing the appearance of lines and wrinkles, increasing skin firmness while it softens and smoothes the skin. The main feature of the cosmetic will be a formulation containing a combination of a patented matrix metalloproteinase or MMP inhibitor and a plant extract containing a phytoestrogen in an emollient cream. Previous scientific research published in leading medical journals has demonstrated that the activity of MMPs dramatically increases in the skin with age, especially in postmenopausal women, and that topical application of estrogen reduces the level of MMP activity in the skin of women and increases the amount of skin collagen. Combining a phytoestrogen-containing plant extract with the MMP inhibitor is anticipated to produce a strong synergistic benefit on the extracellular matrix of the skin.

         For the anti-aging cream, Quick-Med will continue product formulations and recently commenced clinical trials. Additional trials are expected once additional formulations are completed. Testing may be conducted by Quick-Med or in collaboration with a university or large pharmaceutical or cosmetic company. This product is not currently expected to require FDA approval. If trials are successful, a product may be commercialized in 2002.

Chemical Warfare

         Chemical warfare is now a leading threat posed by rogue military states or terrorists. Quick-Med is developing a post-injury chemical warfare agent for treatment of mustard gas and other chemical burns to be sold to the U.S. military and friendly states, as well as for civil defense. Related products will target the civilian chemical burn market in areas like industrial accidents and civilian or military exposures to hazardous materials.

         For the sulfur mustard product, Quick-Med will continue its development pursuant to the Cooperative Research and Development Agreement, or CRADA, with U.S. Army Medical Research Institute of Chemical Defense. The CRADA provides that much of the research is done by the Army in consultation with Quick-Med. If development and trial studies are successful and regulatory approvals obtained, a product may be ready for commercialization in 2003.

Wound dressings

         With an aging population, the market for severe or chronic wound dressings used in hospitals and outpatient facilities is large and growing rapidly. Quick-Med is developing a proprietary modern bandage, which employs an advanced wound dressing that utilizes its super absorbent polymer technology to deliver medication while disinfecting and absorbing exudate.

         For the wound-care bandage, Quick-Med will continue its product development at laboratories with the intent of seeking to commercialize this potential product in collaboration with a major medical device manufacturer. If development and clinical trials are successful and regulatory approvals obtained, a product may be ready for commercialization in 2003.

Protective clothing

         Based on the Department of Defense (DOD) Nuclear Biological/Chemical
(NBC) Defense Annual Report To Congress Dated March 2000 the Department of Defense is expected to spend $1 Billion over the next ten years for Chemical Protective Clothing to protect our forces from Chemical /Biological warfare attacks. The Army and DOD are currently procuring protective clothing that is based on 1950's technology of activated carbon to meet its shortfall. DOD has a stated need and an aggressive Research and Development effort to find a new technology to replace the carbon based clothing to provide lighter and longer lasting clothing for its forces. Quick-Med is developing a new generation of fabric comprised of layers of high efficiency filtration fiber webs, some of which are chemically modified with chemical warfare agent neutralizers. Related products will target markets for emergency response forces and hazardous material handlers.

         For the protective clothing project, Quick-Med is currently negotiating a joint venture contract with an industry leader in protective clothing fabric and garment manufacturer because it believes that it will not be able to develop a product without substantial collaboration. If development and trials are successful, a product may be ready for commercialization in 2004.

                                    BUSINESS

Introduction

         Above Average Investments was incorporated on April 21, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. Our board has elected to implement of our principal business purpose, which is described below.

         In December 2000, we completed an initial public offering of 2,500,000 shares of our common stock at a price of $.05 per share using a Registration Statement that became effective with the Securities and Exchange Commission on September 19, 2000. In March 2001, we executed an agreement with Quick-Med to acquire all of Quick-Med's issued and outstanding shares of capital stock in exchange for 10,260,000 shares of our common stock. Quick-Med was incorporated in Delaware in December 1997 and is a biomedical technology company.

Quick-Med

         Quick-Med intends to fund the research efforts necessary to develop the planned products, administer the patenting process, subcontract the manufacture of its products and, in many cases, enter joint ventures with other companies to move products to the marketplace. Quick-Med itself does not intend to manufacture and distribute final products. Quick-Med will focus its attention on the value-added activities of developing and commercializing new core technologies. Scientific experts in relevant fields are identified and retained through consulting contracts. Senior management is identified to ensure broad experience in all aspects of the business. Operating costs have been kept low because the Quick-Med compensates non-executive management and the scientific team in equity, and not in cash salaries, benefits and offices. Their activities are conducted in a private laboratory provided by members of the management team on a rent-free basis. Internal communication is frequent and highly effective through the electronic means that underpin the growing trend toward telecommunicating. To date, As a result of its success with this model, Quick-Med has required only one full time employee, its president. and chief operating officer.

         Quick-Med's vision is to rapidly deliver products in targeted fast growing civilian and military health care markets where it can leverage its core technologies.

Quick-Med's Business Model

         Quick-Med develops core technologies with multiple applications in targeted areas showing wide gaps between available science and application. To accelerate research and development Quick-Med retains leading qualified researchers who can prototype, test and help to rapidly commercialize attractive products. Quick-Med implements with vertical solutions for end-product research and development, patent licensing and finance. It executes with a preeminent and an experienced management team that has access to its target markets.

         When it develops new technologies, Quick-Med seeks patent protection in all major end geographic markets and it seeks exclusive ownership of the associated patent rights. Exclusive rights maximize Quick-Med's ability to profitably commercialize the technology. If Quick-Med personnel are not the exclusive inventors of the technology, which means that Quick-Med is not the sole owner of patent rights then there will be other inventors who, according to patent law, are also able to exploit their rights under the patent. While Quick-Med can still seek to commercialize the technology under such a "non-exclusive" patent, it's ability to do so is reduced since it could face competition from one of the other inventors named on the patent, or an entity to whom the other inventors might have assigned their rights. In cases where there are such other inventors, Quick-Med will seek a license agreement with the other inventors or their assignees so that Quick-Med has exclusive rights to commercialize the technology.

         Quick-Med intends to increase its speed to market by strategic partnerships with leading academic and business organizations. As an emerging bio-tech company, Quick-Med must leverage its strengths and not risk the capital expense of trying to build infrastructure for expertise that can be obtained by effectively outsourcing or through joint ventures. It intends to selectively employ partnerships and joint ventures to accelerate research and development.

         For most of its intended products, Quick-Med does not intend to manufacture and distribute to it's end-markets. Quick-Med expects to develop the technology to a late stage of prototyping and market acceptance and then . It seeks to choose partners for that reduce risk and accelerate growth in manufacturing or distribution. For products where the ultimate user end-buyer is a civilian entity, Quick-Med intends to license its technology to a branded distributor and receive a royalty on end-market sales. Manufacturing will also be outsourced, in many cases to the same company distributing the product. For products where the user is a military or civil defense entity, Quick-Med will itself sell the product to the user but will outsource manufacturing to firms with military approval. In this case revenues will be earned directly from sales.

         Quick-Med believes that there can be significant benefits to strategic partnerships with larger corporations. Quick-Med intends to have the technology and a culture that fosters innovation, motivation, and flexibility. Larger corporations can have capital, manufacturing resources, access to markets, and strong consumer brands. Quick-Med seeks to gain the capacity and channels to deliver its technology and the larger companies will add new products to their lines, assuring successful relationships.

Management Team

         Quick-Med's management team is composed of accomplished bankers, attorneys, retired military generals and business professionals, all with 15 to 35 years of experience in their respective fields, and have attained senior levels in their corporate, scientific or military careers. Quick-Med believes its team understands all facets of the mission and seeks to execute rapidly, accurately, and cost effectively to achieve its objectives.

Scientific Team

         Quick-Med's scientific team consists of accomplished leading academic and private sector researchers in the targeted research and development segments. The team has extensive experience in the areas of wound healing, cosmetic skin treatments, biochemistry, physical and surface chemistry and material science. Individually and in groups they have been awarded numerous patents for inventions in their respective fields. The team has also extensive experience in managing research and development processes for both the military and major private sector companies.

Products Under Development

         Quick-Med's strategy is to develop core technologies that can apply to multiple targets in the fast growing civilian and military health care markets. Quick-Med presently has two technologies that it is seeking to use in four markets:


                                    Ilomostat


         Quick-Med has an exclusive license on a new bio-medical compound called Ilomostat. Ilomostat is a member of a class of compounds called Matrix Metallaproteinese Inhibitors. Scientific research by members of Quick-Med's team and other independent researchers have shown that MMPIs block the production of Matrix Metallaproteinese or, MMPs, in skin cells. They have also shown that MMPs are naturally occurring compounds that can cause detrimental effects in the skin when events trigger an over-production of MMPs in skin cells. Events that can trigger an over-production of MMPs include certain external chemical exposures, sun damage or even natural aging in which the levels of other compounds in skin cells, such as estrogen in women, decline.

         This core technology will be developed into two product lines: chemical warfare and skin care.

Chemical Warfare

         Chemical warfare is now a the leading threat posed by rogue military states or terrorists. Quick-Med is developing a post-injury chemical warfare agent for treatment of mustard gas and other chemical burns to be sold to the U.S. military and friendly states, as well as for civil defense. Related products will target the civilian chemical burn market in areas like industrial accidents and civilian or military exposures to hazardous materials.

         Quick-Med expects to complete research and development of the post-injury agent within the next 12 to 24 months. It expects final product specification, initial contract awards, manufacturing and distribution to be initiated within 18 to 24 months of that.

Skin Care

         One of the largest health care markets is skin care, especially in the aging population where natural chemical processes like declining estrogen levels lead to skin deterioration. Quick-Med is developing an anti-wrinkle cosmetic cream with particular application to post-menopausal women as a healthier alternative to estrogen replacement. Related products will target the general marketplace for skin care products.

         Quick-Med expects to complete research and development of the cosmetic cream within the next 9 to 18 months. It expects to license the patented formulation to a manufacturing and distribution partner within 6 to 12 months after completion of research and development. of that.


                        Advanced Super Absorbent Polymers

         Quick-Med has a patent pending on an application of a second core technology for super absorbent polymers that are chemically engineered to create new products in its target markets:

Wound dressings

         With an aging population, the market for severe or chronic wound dressings used in hospitals and outpatient facilities is large and growing rapidly. Yet the technology used in the current high margin products like the gauze bandage still found in most medicine cabinets lags far behind available science. Quick-Med is developing a proprietary modern bandage, which employs an advanced wound dressing that utilizes its super absorbent polymer technology to deliver medication while disinfecting and absorbing exudate.

         Quick-Med expects to complete research and development of the wound dressing within 9 to 18 months. It expects to license the patented technology to a manufacturing and distribution partner within 6 to 12 months of that.

Protective clothing

         Based on the Department of Defense Nuclear Biological/Chemical Defense Annual Report to Congress Dated March 2000, the U.S. Army is expected to spend over $1 billion in the next ten years on a 1950's technology for protecting soldiers from chemical warfare attacks, which consists of heavy clothing laced with activated carbon that is difficult to wear and requires frequent replacement. Quick-Med is developing a new generation of fabric comprised of layers of high efficiency filtration fiber webs, some of which are treated with neutralizers for chemical warfare agents to replace existing technology for protecting soldiers. Related products will target markets for emergency response forces and hazardous material handlers.

         It expects to complete research and development of a protective fabric within the next 18 to 30 months. It expects to find a manufacturing partner that meets U.S. Military requirements within 6 to 12 months of that. It expects shipments to the U.S. Military and first responder groups to begin in 2004.

Current Status of the Projects

         The goals and current status of the four research and development projects are:

Anti-Wrinkle Cosmetic Product

         The goal of this project is to develop a cosmetic product that visibly reduces the signs of skin aging by reducing the appearance of lines and wrinkles, increasing skin firmness while it softens and smoothes the skin. The main feature of the cosmetic will be a formulation containing a combination of a patented matrix metalloproteinase or MMP inhibitor and a plant extract containing a phytoestrogen in an emollient cream. Previous scientific research published in leading medical journals such as Nature Medicine has demonstrated that the activity of MMPs dramatically increases in the skin with age, especially in postmenopausal women, and that topical application of estrogen reduces the level of MMP activity in the skin of women and increases the amount of skin collagen. Combining a phytoestrogen-containing plant extract with the MMP inhibitor is anticipated to produce a strong synergistic benefit on the extracellular matrix of the skin.

         A provisional patent on the skin care formulation has been submitted to the U. S. Patent Office. Current development involves optimizing the composition of the formulation. Efforts are underway with expert consultants in the fields of cream and hydrogel formulations, phytoestrogens, MMP inhibitors, consumer preferences and marketing research.

         Discussions are underway for collaboration and joint development with one or more universities and companies with extensive experience in molecular research in natural aging and photoaging of the skin.

         Animal and human testing of a potential product are anticipated to begin by the end of 2001. Assuming development is successful, Quick-Med will attempt to commercialize this potential product in collaboration with a major cosmetic manufacturer and retailing company. The compounds it intends to use in this product will be safe to humans and are already used in commercially available products. In addition, it will not use concentrations of materials that will require regulation as a drug by the FDA. It will use concentrations and making effectiveness claims that allow the product to be regulated by the FDA as a cosmetic and not a drug. This implies a less time consuming and less costly testing protocols than for a drug. It expects the testing to take 9-18 months and to require not more than $250,000 in development costs.

Treatment of Sulfur Mustard Injuries of the Skin and Eye

         The goal of this project is to develop a drug formulation that will reduce tissue damage following exposure to vesicating or blistering chemical agents. The U.S. Army has determined that changing political conditions in the world have placed U.S. troops and civilians at significant risk for exposure to chemical warfare agents, especially the vesicating agent sulfur mustard. Previous research of sulfur mustard injuries to the eye, skin, and lungs indicates that chronically elevated levels of proteases cause much of the tissue damage in tissues exposure to sulfur mustard. Quick-Med has an exclusive license for a synthetic MMP Inhibitor that has been proven in clinical studies conducted by Glycomed, Inc. to reduce damage in ocular tissues of patients with infections and in animals following severe chemical injury to the eye. [State citation.]

         A Cooperative Research and Development Agreement, or CRADA, has been signed with U.S. Army Medical Research Institute of Chemical Defense to develop the MMP inhibitor for treatment of sulfur mustard injuries to the eye and skin. Initial tests of Ilomostat, one of the MMP inhibitors, for treatment of sulfur mustard injuries in mouse skin have produced encouraging results. Animal tests are underway evaluating Ilomostat for treatment of sulfur mustard injury in rabbit eyes. Under the terms of the CRADA, the U.S. Military will design, pay for and conduct all tests, handling of hazardous materials and compliance with environmental regulations. Quick-Med does not expect testing on human subjects. The U.S. Military will also be responsible for product acceptance testing and associated regulatory approvals. While the term of the CRADA extends a full five years, it is expected that product development and testing will require 12 to 24 months.

         Assuming development is successful, Quick-Med will attempt to commercialize this potential product, which will be achieved in collaboration with a major ocular drug company. In addition, Quick-Med may attempt to commercialize the product for treatment of household and industrial chemical burns.

Wound Dressing Project

         The goal of this project is to develop a bandage suitable for application on severe wounds received in both military and civilian activities. The main feature of the dressing is an highly effective antimicrobial capable of substantially reducing pathogen load over extensive intervals or until permanent wound care can be administered.

The agent chosen is not susceptible to the shortcomings of antibiotics because it is:

o        Broadly effective against bacteria, fungi and viruses
o        Not hindered by the presence of body fluids
o Capable of deactivating bacterial species that are resistant to antibiotics
o        Non-allergenic and non-extractable from the wound dressing

         This goal has been substantially achieved by the invention of a polymer that can be grafted to a variety of materials that have the properties essential for use in a bandage.

         Microbiological lab testing by Quick-Med has confirmed the effectiveness of the polymer grafted to cellulose in deactivating at levels of 99.99% or more of bacteria, fungus or virus type isolates which are associated with more than 75% of commonly occurring wound infections. Future phases of the project are intended to add a super absorbent polymer as well as a blood coagulating agent to the dressing.

         Provisional and product improvement patent disclosures have been and are being submitted. Assuming development is successful, Quick-Med will attempt to commercialize this potential product in collaboration with a major medical device manufacturer.

Protective Clothing Project

         The goal of this project is to develop fabrics and apparel suitable as protective barriers to the challenges of hazardous materials including chemical and biological warfare agents and industrial solvent chemicals.

         One provisional patent and an update to it have been submitted to the U.S. Patent Office. The patent application covers a unique design of fabrics capable of neutralizing and/or restricting the passage of hazardous materials. The fabric is constructed so as to permit the transmission of moisture from the body of the wearer without sacrificing its effectiveness as a barrier. It is expected to be comfortable and durable to damage from wear over extended periods of wear in military field use and reusable after laundering.

         In early testing, a grafted chemical molecule capable of neutralizing and permanently binding mustard gas was prepared and, upon preliminary testing, found to be sufficiently effective for the intended applications.

         Current and future development involves the evaluation of neutralizing agents for other hazardous materials, combination of layers that represent barriers to all chemical challenges and the inclusion of a polymer graft layer already demonstrated to be effective against bacteria and viruses.

         Quick-Med determined that collaboration and joint development with one or more companies capable of producing the fabrics and clothing is necessary and has initiated negotiations with a leader in protective fabric and garment development and production.

Patents and Exclusive Licenses

         Quick-Med's strategy is to obtain original patents or exclusive composition and use licenses to practice patents relating to core technologies and their use in targeted applications. These patents or licenses provide the legal basis for Quick-Med to commercialize its products. Quick-Med has filed three original patent applications for:

o        A super absorbent polymer antimicrobial wound dressing;

o        An advanced non-estrogen anti-aging/anti-wrinkle topical cream; and

o A new technology multi-layer laminate fabric for chemical protective clothing for the military and emergency response forces


         The following is a list of patents licensed by Quick-Med for the MMP compound family:

U.S. Patents

No.                        Description

5,183,900               Matrix metalloprotease inhibitors
5,189,178               Matrix metalloprotease inhibitors
5,239,078               Matrix metalloprotease inhibitors
5,268,384               Inhibition of angiogenesis by synthetic
                         matrix metalloprotease inhibitors
5,270,326               Treatment for tissue ulceration
5,696,147               Inhibition of angiogenesis by synthetic matrix
                         metalloprotease inhibitors
5,773,438               Synthetic matrix metalloprotease inhibitors and use
                         thereof
5,892,112               Process for preparing synthetic matrix metalloprotease
                         inhibitors

All of the patents expire on November 21, 2010.

International Patents

No.                        Expiration Date

2736285 (Japan)            November 21, 2011
4501333 (Japan)            November 21, 2011
652016 (Australia)         November 21, 2011
1971367 (Japan)            November 21, 2011
EPO558681 (Europe)         November 21, 2011

         The European patent designates Germany, Spain, France, United Kingdom and Italy as the countries in which patent protection is effective. All of these patents relate to the U.S. patents described above.

         In June 2001, Quick-Med filed a patent application relating to the wound dressing project, which if granted, would expire in December 2019. Corresponding international applications were filed.

Presently, Quick-Med owns an undivided one-half interest in these patent applications. University of Florida Research Foundation owns the other one-half undivided interest.

Anti-Wrinkle Cosmetic Cream Application

         The Anti-Wrinkle Cosmetic Cream application was filed on June 29, 2001,. The application was filed in the names of David Lerner and Gregory S. Schultz and will be assigned to Quick Med.

Provisional Application for Compositions For Treating Skin and Eyes Exposed to Mustard Gas

         Quick-Med is preparing an additional provisional application, which is expected to be filed in July 2001.

Base Barrier Material for Use In Protective Clothing

         The provisional application was filed on October 26, 2000, The provisional application expires October 26, 2001. Quick-Med is filing the U.S. non-provisional and PCT applications claiming priority back to the provisional.

         Quick-Med also has the pending international applications in Australia, Canada, Europe and Japan that will expire in 2014 and 2015 if granted.


License Agreements

         Quick-Med has also identified several existing patents that it may license in the future and has concluded an exclusive license agreement for a group of patents relating to MMP Inhibitors, one of its core technologies, not covered by its original patent applications.

         Quick-Med entered in to a license agreement with Richard Galardny and Damian Grobelny, the inventors, for certain patented compounds for MMP Inhibitors. Although the license agreement grants worldwide exclusive rights to Quick-Med , one or more of the patents may have lapsed, expired, or may no longer be in force. In addition, for certain patents licensed since the inventors are not the sole inventors, third parties may have rights to grant a license or assign rights to others who may develop similar products.

         This agreement covers composition of matter and the associated method for a new breakthrough technology in treating chemical wounds to the eyes and skin for both military and civilian uses, and for treating intrinsic skin aging and deterioration. Quick-Med has paid the inventors $100,000 of cash and 160,000 shares of common stock and is required to make future payments based on meeting developmental milestones. Quick-Med may have to pay up to $260,000 over the next 12 months in royalties and milestone payments.

         Quick-Med has obtained non-exclusive patent rights in cases where partial funding or research support for the invention was provided by the U.S. Government or a university. In November 2000, Quick-Med entered into a Cooperative Research and Development Agreement or CRADA with the U.S. Army Medical Research Institute of Chemical Defense to focus on treatment of sulfur mustard injuries to the eye and the skin with protease inhibitors. The background for the collaboration comes from published results in animal models and clinical trials using Ilomostat for treatment of severe and moderate corneal ulcers produced by chemical injury or bacterial infection and psoriasis. The goal of the CRADA is to develop a product for use in treating these injuries that the military will purchase.

         In the case of university support, most universities maintain the policy that patents resulting from work by or with faculty members are at least partially owned by the university. This affects Quick-Med because several of the companies current and prospective scientists are University of Florida faculty. Quick-Med is negotiating an arrangement with the University of Florida under which Quick-Med will have exclusive rights to commercialize the affected inventions.

Research and Development Spending

         In the past two fiscal years Quick-Med has not incurred research and development expenses. However, it expects to begin incurring such expenses in 2001, when it employs scientists to conduct research.

Strategic Partnerships and Consulting Agreements

         Consistent with the above philosophy, in addition to the CRADA, Quick-Med is pursuing several strategic partnerships, joint ventures or consulting arrangements to accelerate activities still in the research and development phase. These include:

o        U.S. Army's Medical Research Institute for Chemical and Biological
         Defense

o        University of Florida Departments of OB/GYN and Material Science

o Numerous individual scientists who are considered leaders in their respective fields

o        Joint Venture Agreement with a protective clothing manufacturer.

Potential Markets for Quick-Med Products

         Quick-Med's strategy is to provide premium products in fast growing military and civilian health care markets where it can leverage its core technologies with multiple applications. Quick-Med particularly focuses on markets where the performance of current products can be substantially improved through more modern technology and where there is low price sensitivity by the ultimate consumer.

         The U.S. government has allocated $10 billion alone for the Defense Preparedness Program, in addition to significant programs currently administered by the U.S. Army Chemical and Biological Medical Research Command that have allocated $4 billion over the next four years for research and development of defenses against chemical or biological warfare. Based on the initial scientific evidence for its compound Ilomostat, Quick-Med has entered a Cooperative Research and Development Agreement with the Department of Defense to develop a post-injury agent for mustard gas and similar chemical agents. These agreements are extremely beneficial to Quick-Med because they not only provide funding and military assistance in developing the product, they also indicate a high level of interest and commitment to the project by the military.

         A related market opportunity is in protective clothing that defends against chemical attack. At present, Tex-Shield is the sole source contractor for the Joint Service Light Integrated Suit Technology chemical suit for all of the U.S. armed services, with a $1 billion plus multi-year contract. These protective suits are fabricated with an old technology based on activated carbon. The military has expressed great interest in replacing this technology with more effective techniques within several years. Quick-Med's new chemically modified, high filtration fiber web technology can form the basis for the next generation of protective fabric. Quick-Med and an industry leader are negotiating a joint venture to develop the technology. It also intends to pursue a Cooperative Research and Development Agreement for this technology at the appropriate time.

         The wound care market is a major priority as it is a large and growing opportunity in the future and has immediate possibilities in both the military and civilian areas. It is estimated at $11 billion in annual sales by the Southern Technology Applications Center at the University of Florida, and is currently served by largely low-tech products. For example, the gauze bandage remains the primary over-the-counter and emergency room product with little change in 50 years.

         Quick-Med believes there is a new, emerging, worldwide market for premium wound care products that combine instant coagulation, bactericidal, and biodegradable features in dressings for serious wounds. Quick-Med management expects this demand for premium products to exceed $1 billion annually in the next three to five years spread across civilian, military, and veterinary markets according to the Southern Technology Applications Center at the University of Florida. It expects that demand will be driven by quality preferences as well as by cost savings in the case of dressings whose medical properties permit less frequent application and more rapid healing time.

         At present, there are no products on the market satisfying this need, as these products are still in the research and development stage. The Department of The Army's Institute of Surgical Research indicates that at least two companies have work-in-progress for products for this market, including the American Red Cross. The American Red Cross received an Army grant because the Army places a high priority on saving soldiers' lives on the battlefield.

         Quick-Med's Advanced Super- Absorbent Polymers technology is intended to apply to a wide variety of end markets:

               Potential Customers for Quick-Med

          End Uses                       Industries and Professions

          Households                      Automotive
          Hospitals                       Airlines
          Emergency Rooms                 Cruise Lines
          Nursing Homes                   Buses
          E.M.S. Services                 Railroads/Subways
          Fire/Rescue                     Taxis
          All Schools                     Factories with risk of major accidents
          First Aid Kits                  Medicine
          Veterinary Clinics              Construction
          Over-The-Counter                Police
                                          Military

         Quick-Med also intends to focus on the feminine hygiene, pediatric diaper, and adult incontinency markets as its business develops. This unique technology is expected to add beneficial medical capabilities to the standard feminine napkins, pediatric diapers, and adult incontinence products, whose total annual sales is approximately $15 billion according to the Southern Technology Applications Center at the University of Florida.

         Another important market for Quick-Med is the cosmetic skin care products for anti-aging and anti-wrinkling, particularly for post-menopausal women. According to Southern Technology Applications Center, this market is estimated at $4-5 billion in annual sales. Due to the aging of the "baby boom" population of 77 million people, this market is expected to grow significantly over the next five to ten years. With Ilomostat, given its known therapeutic effects, Quick-Med has an important opportunity to introduce more effective products to this market, particularly for post-menopausal women as an alternative to estrogen replacement therapy.

         In summary, the core technologies can lead to products in several multi-billion dollar markets where consumers are not particularly cost-conscious and where significant demand exists for premium products that deliver enhanced performance.

Government Regulation

         The research and development, manufacture, and marketing of human pharmaceutical and diagnostic products and devices are subject to regulation primarily by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, and local entities regulate, among other things, research and development activities and the testing, manufacturing, safety, handling, effectiveness, labeling, storage, record keeping, approval, advertising, and promotion of the products the Quick-Med is developing.

         Noncompliance with applicable requirements can result in refusal to approve product licensing or revocation of approvals previously granted. Noncompliance can also result in fines, criminal prosecution, recall or seizure of products, total or partial suspension of production, or refusal to enter into additional contracts with Quick-Med.

         The FDA approval process for bio-medical devices has historically been costly and time consuming. Recently, the FDA has shortened the approval process for medical devices to approximately six months from the normal 18 months required for drug products. Under current law, each medical product manufacturing establishment must be registered with, and determined to be adequate by, the FDA before the product is approved. Both domestic and foreign manufacturing facilities are subject to FDA inspection for compliance with existing regulations and licensing specifications.

         Any regulatory approvals that Quick-Med receives for a product may be subject to limitations on the indicated uses for which the product may be marketed. After Quick-Med obtains marketing approval for any product, the manufacturer and the manufacturing facilities for that product will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. If previously unknown problems with the product or with the manufacturer or facility are discovered, restrictions on the product or manufacturer may result, including an order to withdraw the product from the market. If Quick-Med fails to comply with applicable requirements, it may be fined, suspended or subject to withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

         Quick-Med has a three part strategy to ensure it complies with government regulations and minimizing the time required for regulatory approval of its products:

         Quick-Med has retained Covington & Burling, a legal consulting firm specializing in regulatory affairs activities affecting the pharmaceutical, cosmetic, medical device industries. This consultant will assist Quick-Med with the following regulatory activities when required:

Regulatory Strategy and Liaison with FDA

o        Non-clinical and clinical program assessment/development

o        Non-clinical and clinical protocol review/monitoring of studies

o        Regulatory affairs management/guidance

Product Development and Launch Strategy

o        Validation of methods/processes

o        Product development strategies/assessment

o        Product Compliance

o        Label and labeling compliance

         For two of its planned products, Quick-Med anticipates working in cooperation with the U.S. Military under Cooperative Research and Development Agreements. If so, military tests of product safety and efficacy will satisfy U.S. regulatory requirements.

         Quick-Med intends to only develop working arrangements with individuals and organizations that already have satisfactory records in government regulatory compliance or approvals.

Properties

         We own no properties and at this time have no agreements to acquire any properties.

         Quick-Med occupies 600 square feet at 401 N.E. 25th Terrace, Boca Raton, Florida. Space is provided to us at $500 per month by David S. Lerner, Quick-Med's president.

Legal Proceedings

         There is no litigation pending or threatened by or against us or Quick-Med.

Employees

         Quick-Med currently employs David Lerner on a full-time basis as president and three part-time consultants.

                             PRINCIPAL SHAREHOLDERS

         The table below lists as of the date of this prospectus, the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. The table indicates the number and percentage of shares held before and after the proposed acquisition. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


                                                                Shares to be
  Directors, Officers and 5%    Shares Beneficially Owned    Beneficially Owned
         Stockholders             Prior to Acquisition        After Acquisition

                                   Number       Percent        Number    Percent

David Lerner                          0            0         4,273,000     33.5%
401 NE 25th Terrace
Boca Raton, FL  33431-7524

Michael Granito, Ph.D.                0            0         3,190,000     25.0%
30 E. 37th Street
New York, NY  10016

Ret. Lt. Gen. Paul Cerjan             0            0          675,000       5.3%
1460 North Woodhouse Road
Virginia Beach, VA  23454

Ret. Maj. Gen. George Friel           0            0          405,000       3.2%
R.R. 2, Box 69
Buckeye, WV  24924

Gerald M. Olderman, Ph.D.             0            0          405,000       3.2%
17 Pickman Drive
Bedford, MA  01730

Gregory Schultz, Ph.D.                0            0          675,000       5.3%
University of Florida
Department of Ob/Gyn
Box 100294
1600 SW Archer Road
Gainesville, FL  32610

Michael Karsch                        0            0          135,000       1.1%
7000 W. Palmetto Park Road,
Suite 501
Boca Raton, FL  33433

Devinder Randhawa                  152,000       30.4%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                     152,000       30.4%           0           0%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

All Above Average directors        304,000       60.8%           0           0%
and officers as a group
(2 persons)

All Quick-Med directors and                                  9,758,000     76.4%
officers as a group
(7 persons)


         All the stock shown above are common stock. The balance of our outstanding Common stock are held by 8 persons.

                                   MANAGEMENT

         Quick-Med's directors and officers are as follows:


Name                              Age    Position

Michael R. Granito, Ph.D.         49     Chairman

David S. Lerner                   47     President and Director

Paul G. Cerjan, Lt. Gen./Ret.     62     Vice-President, Worldwide Military
                                         Affairs and Director

George E. Friel, Maj. Gen./Ret.   58     Vice President, Military Research &
                                         Development and Director

Gerald M. Olderman, Ph.D.         67     Vice-President, Commercial Research and
                                         Development and Director

Gregory S. Schultz, Ph.D.         51     Vice President, Clinical Laboratory
                                         Research and Development and Director

Michael D. Karsch                 41     General Counsel, Secretary and Director


         Michael D. Granito, Ph.D. was appointed to his position with Quick-Med in July 2000. Since 1979, he has been a Managing Director for J.P. Morgan (NYSE:JPM) in New York. He was responsible for world-wide Capital Market Research activities in London, Frankfurt, Tokyo, and Melbourne offices, and was Chair of Foundation for Research in International Banking and Finance or FRIBF. Mr. Granito earned a doctorate in Finance, and graduated with triple major in accounting, finance, and economics from The Wharton School at The University of Pennsylvania. He also served as an Adjunct Professor of Finance at Yale University and New York University and author of a book and fourteen papers on finance and foreign exchange topics.

         David S. Lerner was appointed to his position in December 1997 Mr. Lerner has 20 years experience in international and domestic manufacturing, marketing, sales, and business development. He has had business activities in Asia, Europe, South America, and Mexico; and successfully handled export financing activities, including letter of credit and manufacturing arrangements. Mr. Lerner has also dealt with major retailers like Sears, K-Mart, and WalMart and developed markets for private label and nationally-branded products through large mass retailers and department stores. Mr. Lerner earned a B.A. from Queens College at the City University of New York.

         Lt. Gen. Paul G. Cerjan (Ret.) - U.S. Army Lieutenant General, was appointed his position in July 2000. From December 1997 to September 2000, Mr. Cerjan was president of Regent University in Virginia Beach, Virginia. From August 1994 to October 1997, he served as director tactical systems for Lockheed Martin (NYSE:LMT) in Arlington, Virginia. He was in the U.S. Army from 1960 to 1994, rising to the rank of Lieutenant General. Mr. Cerjan served as project manager for the design and construction of a small city for 26,000 people valued at $1.3 billion, managed 22 separate organizations in Europe with 70,000 people; supervised all aspects of community life in Europe for 300,000 Americans and served as CEO for a university organization educating the most senior leadership of the Department of Defense. Mr. Cerjan has an M.S. in Construction Management from Oklahoma State University; a B.S. in Engineering from United States Military Academy at West Point, and is a registered professional engineer in Virginia.

         Maj. Gen. George E. Friel (Ret.) - U.S. Army Major General, was appointed to his position in July 2000. Since September 1998, he has been self-employed as a consultant to various organizations in the defense industry. He was in the U.S. Army from 1967 to 1998, rising to the rank of Major General. Mr. Friel was the Commanding General of the U.S. Army Chemical and Biological Defense Command, at the Aberdeen Proving Ground in Maryland, Deputy Chief of Staff for Chemical and Biological Matters of the Army Material Command, Alexandria, Virginia from 1992 to 1998, and was responsible for a $1 billion contract for protective military clothing. He served as Commanding General, 59th Ordinance Brigade, Pinnasens, Germany; Chief, Nuclear Chemical Division, U.S. Army Europe; and Commander, Miesau Army Depot in Germany. Mr. Friel was also responsible for $600 million budget for Nuclear Biological and Chemical Defense Command for six years and directed over 1,100 scientists and engineers including 150 Ph.D.s. Mr. Friel has also served as Chairman of the boards of The Nuclear, Biological, and Chemical Defense Enterprise at the Edgewood Arsenal, and The Army Material Command, Acquisition and Procurement Enterprise. He earned a B.S. from University of Nebraska and M.B.A. from Northwest Missouri State University and is a graduate of the U.S. Army Chemical School Basic and Advanced Courses.

         Gerald M. Olderman, Ph.D. was appointed to his position in July 2000. Since November 1996, he has been a Vice-President and Associate of R.F. Caffrey & Associates, a management consultant to medical device companies and suppliers. From November 1991 to November 1996, he served a Director and Head of Research and Development for C.R. Bard, Inc.'s Cardiopulmonary Division, manufacturer of health care products and a subsidiary of TYCO International, (NYSE:TYC). He has 35 years in the health care industry, 31 years in technical management, and 25 years as the head of research and development activities for Fortune 500 companies. He organized a new product development process for the cardiopulmonary division of C.R. Bard Co. in which 19 new medical devices were developed, including an intra-aortic balloon and pump and a centrifugal heart by-pass pump. From 1985 to 1991, as vice president for domestic and international research and development for Baxter Healthcare Corp., (NYSE:BAX), Dr. Olderman directed technical programs for surgical, medical, home health care, and industrial market segments including programs for wound management. From 1978 to 1985, as vice president for research and development for the Convertors Division of American Hospital Supply prior to its acquisition by Baxter, he led product development and made material changes in a program that helped to increase market share from 30% to 45% of a $750 million market. He also handled quality assurance, business planning and market research. From 1972 to 1978, as vice president for research and development and director of Surgikos, Inc., a subsidiary of Johnson & Johnson, (NYSE:JNJ), he built technical organization to support the company's goals and entered the additional market of extracorporeal products. He led the development of products for the surgical line including package development, clinical research, regulatory compliance and quality assurance. From 1961 to 1964, he served as a Senior Scientist in the Hospital Division of J & J, assigned to wound care dressings and absorbent products. Dr. Olderman received a B.S. in Chemistry from Rensselaer Polytechnic Institute in Troy, New York in 1958. He also earned an M.S. in Physical Chemistry in 1972, and a Ph.D. in Physical Chemistry in 1973 from Seton Hall University in South Orange, New Jersey.

         Gregory S. Schultz, Ph.D. was appointed to his position in July 2000. Since July 1989 he has served as a Professor of Obstetrics/Gynecology in the College of Medicine and researcher at the University of Florida in Gainesville. From 1986 to 1988, Dr. Schultz served as principle investigator for U.S. Army Medical Research Contracts. Dr. Schultz previously was an Associate Professor of Ophthalmology and Associate Professor of Biochemistry at University of Louisville School of Medicine. Dr. Schultz earned a doctorate in biochemistry from Oklahoma State University and a postdoctoral fellowship in cell biology at Yale University. His specialty is the development of growth factors for the wound healing process. Growth factors are those elements that speed the healing processes. He also serves as Quick-Med's principal investigator and has been a principal investigator on 20 research grants since 1980.

         Michael D. Karsch was appointed Director, General Counsel and Secretary in July 2000. Since May 2001, Mr. Karsch has been a Managing Director of MCG Partners, Inc., a merchant banking firm. From June 2000 to April 2001, Mr. Karsch was a Vice President and General Counsel of MerchantOnline.com, Inc., a provider of secure online transactions. From June 1998 to June 2000, he was a partner for Broad & Cassel, a Boca Raton, Florida law firm. From May 1997 to May 1998, he was a partner with the law firm of Bernstein & Wasserman in Boca Raton, Florida. From June 1996 to March 1997, he served as general counsel for U.S. Diagnostic, Inc., a health care management company in West Palm Beach, Florida. From August 1990 to June 1996, he was a partner with the law firm of Bachner, Talley, Polevoy and Misher in New York. From 1986 to 1990, he was an associate with the law firm of Skadden, Arps, Slate, Meagher & Flom in New York. He earned a B.S., graduating cum laude from The Wharton School of the University of Pennsylvania in 1982, and earned a J.D. from the University of Pennsylvania Law School in 1985.

         The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing board are filled by majority vote of the remaining directors. Our officers serve at the will of the board. There are no family relationships between any executive officer and director.

                             EXECUTIVE COMPENSATION

Above Average

         None of our officers or directors have received any compensation for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay officers or directors. Further, none of the officers or directors is accruing any compensation under any agreement with us.

Quick-Med

         David S. Lerner is currently paid $125,000 per year and Michael D. Karsch is currently paid $24,000 per year. Quick-Med's other officers have agreed to act without cash compensation until authorized by the board, which is not expected to occur until Quick-Med has generated revenues from operations or has obtained sufficient capital. The officers and directors are not accruing any compensation under any agreement with Quick-Med.

                                               SUMMARY COMPENSATION TABLE
                                Annual Compensation                         Long Term Compensation
Name                          Title            Salary             Options       Exercise Price     Expiration Date
----                          -----            ------             -------       --------------     ---------------
David S. Lerner             President            $125,000          250,000            $2.00             8/16/05
Michael D. Karsch           General Counsel      $ 24,000          15,000             $2.00             8/16/05
Paul G. Cerjan              VP                      $0             15,000             $2.00             8/16/05
George E. Friel             VP                      $0             15,000             $2.00             8/16/05
Gerald M. Olderman          VP                      $0             15,000             $2.00             8/16/05
Gregory S. Schultz          VP                      $0             15,000             $2.00             8/16/05
Michael R. Granito          Chairman                $0             15,000             $2.00             8/16/05

         No retirement, pension or insurance programs or other similar programs have been adopted for Quick-Med's employees. A stock option plan has been approved by Quick-Med's board, and 840,000 options to purchase common stock have been granted to officers, directors and employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Above Average

         The shareholders of Above Average, including Bob Hemmerling and Devinder Randhawa, its current officers, have agreed to return the 500,000 shares of stock held by them immediately prior to the closing for cancellation. There will be no consideration tendered for the return of the shares.

         There have not been any transactions with promoters.

Quick-Med

         At December 31, 2000, Quick-Med had a note payable of $23,710 for funds advanced from Think Tank Associates, Inc., a company owned by our President, David S. Lerner. The note is short term and bears interest at 6.0% and is expected to be paid by December 31, 2001.

         At December 31, 2000, Quick-Med had another note payable of $150,000 for funds advanced from Michael R. Granito, our Chairman. The note is short term and bears interest at 6.0%. An additional $160,000 was advanced in 2001. All of these loans have been converted to 260,000 shares of Quick-Med common stock.

         There have not been any transactions with promoters.

         Other than the relationships with the University of Florida, no officer or director has any relationship with any company or entity that will be working on developing Quick-Med's technology or patents.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

         Our common stock is not quoted at the present time. The SEC has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than

$5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and
o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         To approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience and objectives of the person; and
o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and
o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends that the merger with Quick-Med will allow our securities to be traded on the OTC Bulletin Board. Initially, the trading will likely have these limitations. Failure to qualify our securities for Nasdaq or the OTC Bulletin Board or to meet the relevant maintenance criteria after qualification in the future may result in our securities being delisted. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations for our securities.

Penny Stock Regulation

         Our securities are not currently quoted on any recognized quotation medium. While we cannot assure you there can be no assurance that a public market will ever develop for our common stock, if a market should develop, trading our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker dealers in connection with any trades involving a stock defined as a penny stock. A penny stock is generally any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require the delivery, prior to any penny stock transaction, of a disclosure scheduled explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers accredited investors and institutions. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by these requirements may discourage them from effecting transactions in our securities, which could severely limit the liquidity of our securities and the ability of purchasers in this offering to sell the securities in the secondary market.

Holders

         There are currently 10 holders of Above Average Common Stock, and 17 holders of Quick-Med Common Stock. Immediately after the merger we will have 35 shareholders both beneficially and of record if all of the investors reconfirm their investment.

Dividends

         We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

         After the merger the transfer agent will be Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004.

                            DESCRIPTION OF SECURITIES

Above Average

         Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 3,000,000 shares of common stock issued and outstanding, as of the date of this filing.

Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. 500,000 of the shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.

Quick-Med

         Quick-Med's authorized capital stock consists of 16,000,000 shares of which 15,000,000 are common stock, par value $.001 per share, and 1,000,000 are preferred stock, par value $.001 per share. There are 10,260,000 shares of common stock issued and outstanding, as of the date of this filing. No preferred stock has been issued.

Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.

Quick-Med Options

         Quick-Med has issued 840,000 options to its officers, directors and employees. Quick-Med's management has adopted a stock option plan providing for the issuance of options to purchase up to 3,000,000 shares of common stock.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.


         If 100% of the investors reconfirm their investment, we will have 3,000,000 shares outstanding. The 2,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Quick-Med, as that term is defined in Rule 144 under the Securities Act described below. The 10,260,000 shares to be issued when the merger is consummated will be restricted stock under Rule 144. The 500,000 shares of restricted stock currently outstanding will be purchased by Quick-Med as part of the merger and canceled when the merger is consummated.

         Quick-Med has issued 840,000 options to its officers, directors and employees under its stock option plan. Although these options will be cancelled in the merger transaction, Quick-Med's management intends to adopt the stock option plan and reissue new options.

                      WHERE CAN YOU FIND MORE INFORMATION?

         We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on October 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have.

                             REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Quick-Med's fiscal year ends on December 31st.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus was passed upon for us by Evers & Hendrickson, LLP of San Francisco, California, and is now being passed upon by Foley and Lardner of San Francisco, California..

                                     EXPERTS

         Our financial statements as of the period ended June 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and on the authority of the firm as experts in accounting and auditing.

         The financial statements of Quick-Med for the years ended December 31, 2000 and December 31, 1999 included in this prospectus have been audited by Daszkal Bolton Manela Devlin & Co., Certified Public Accountants, 2401 N.W. Boca Raton Boulevard, Suite 100, Boca Raton, Florida 33431, independent auditors, and are included in reliance upon the reports of the firm and on their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, states certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

         The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted under the applicable standard of conduct stated in the statutory provisions. Our directors and officers are indemnified to the full extent permitted by Nevada law in our Articles of Incorporation.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

         Although indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the SEC, this form of indemnification is against public policy as expressed in the Securities Act, and is considered unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27545) on January 24, 2000.

                          Index to Financial Statements

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company
                                                                           Page

Independent auditor's report..............................................F-2-3
Balance sheet as of June 30, 2000...........................................F-4
Statement of operations for the years ended June 30, 2000 and 1999 and for the period from April 21, 1997 (inception) through June 30, 2000
   (unaudited)..............................................................F-5
Statement of shareholders' equity (deficit), from April 21, 1997
   (inception) through June 30, 2000........................................F-6
Statement of cash flows for the years ended June 30, 2000 and 1999 and for the period from April 21, 1997 (inception) through June 30, 2000
   (unaudited)..............................................................F-7
Notes to financial statements as of June 30, 2000...........................F-8
Condensed Balance Sheet (unaudited) as of March 31, 2001....................F-15
Condensed Statements of Operations (unaudited) for the three months ended March 31, 2001 and 2000, nine months ended March 31, 2001 and 2000 and from April 21, 1997 (inception) through March 31, 2001......F-16
Condensed Statements of Cash Flows (unaudited) for the nine months ended March 31, 2001 and 2000 and from April 21, 1997 (inception)
   through March 31, 2001...................................................F-17
Notes to Condensed Financial Statements..................................F-18-19


                          QUICK-MED TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                                                           Page

Independent Auditors' Report ...............................................F-20
Balance Sheet as of December 31, 2000 ......................................F-21
Statements of Operations and Accumulated Deficit for the years ended
   December 31 2000 and 1999 and unaudited for the period
from December 9, 1997 (inception) through  December 31, 2000................F-22
Statement of Stockholders' Deficit for the years ended December 31, 2000 and 1999, and unaudited for the period from December 9, 1997
   (inception) through December 31, 2000 for the years ended................F-23
Statements of Cash Flows for the years ended December 31 2000 and 1999 and unaudited for the period from December 9, 1997 (inception)
   through December 31, 2000................................................F-24
Notes to Financial Statements .......................................F-25 - F-32


                       UNAUDITED PRO FORMA FINANCIAL DATA

Pro Forma Combined Balance Sheet as of June 30, 2000........................F-33
Pro Forma Combined Statements of Income (Loss) as of June 30, 2000..........F-34
Pro Forma Combined Balance Sheet as of March 31, 2001.......................F-35
Pro Forma Combined Statement of Income (Loss) as of March 31, 2001..........F-36
Notes to Pro Forma Combined Financial Statements............................F-37

                          Independent Auditors' Report


To the Board of Directors and Shareholders
Above Average Investments, Ltd.

         We have audited the balance sheet of Above Average Investments, Ltd. (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Above Average Investments, Ltd. as of June 30, 2000, and the related statements of operations and cash flows for the year ended June 30, 2000 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Harvey, P.C.
Denver, Colorado
July 24, 2000

                          Independent Auditors' Report


To the Board of Directors and Shareholders
Above Average Investments, Ltd.


         We have audited the accompanying balance sheet of Above Average Investments, Ltd. (a development stage company) as of June 30, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the fiscal year ended June 30; 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Above Average Investments, Ltd. at June 30, 1999, and the results of its operations and cash flows for the fiscal year ended June 30, 1999 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein) . The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
September 24, 1999

                         ABOVE AVERAGE INVESTMENT, LTD.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  June 30, 2000

                                     ASSETS


                                          TOTAL ASSETS                   $   -
                                                                         ======

                     LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
     Accounts payable and accrued liabilities............................$3,795
                                                                         ------

                                     TOTAL LIABILITIES                   $3,795
                                                                         ------

SHAREHOLDERS (DEFICIT)
     Common stock, $.0001 par value, 100,000,000 shares
       authorized, 500,000 shares issued and outstanding.....................50
     Additional paid-in capital..........................................15,070
     Deficit accumulated during the development stage...................(18,915)
                                                                        -------

                         TOTAL SHAREHOLDERS' (DEFICIT)                   (3,795)
                                                                        -------

                                                                         $   -
                                                                         ======


                 See accompanying notes to financial statements

                         ABOVE AVERAGE INVESTMENT, LTD.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                                Year Ended                  April 21, 1997
                                                                ----------                   (inception)
                                                                                               Through
                                                       June 30, 2000      June 30, 1999     June 30, 2000
                                                       -------------      -------------     -------------
COSTS AND EXPENSES
     Legal fees...................................        $   8,629        $    --            $   8,629
     Accounting Fees..............................            2,233            1,623              3,856
     Licenses and fees............................              341               85                426
     Printing Costs                                           5,954             --                5,954
     Stock-based compensation for
       organizational costs (Note B)                           --               --                   50
                                                          ---------        ---------

                    LOSS FROM OPERATIONS..........          (17,157)          (1,708)           (18,915)
                                                          ---------        ---------          ---------

 INCOME TAX BENEFIT (EXPENSE) (NOTE C)
     Current tax benefit                                      3,266              325              3,601
     Deferred tax expense                                    (3,266)            (325)            (3,601)
                                                          ---------        ---------          ---------

                                NET LOSS                  $ (17,157)       $  (1,708)         $ (18,915)
                                                          =========        =========          =========

       BASIC AND DILUTED
         LOSS PER COMMON SHARE                            $   (0.03)            *
                                                          =========

       BASIC AND DILUTED WEIGHTED AVERAGE
         COMMON SHARES OUTSTANDING                          500,000          500,000
                                                          =========        =========


*  Less than .01 per share



                 See accompanying notes to financial statements


                         ABOVE AVERAGE INVESTMENT, LTD.
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                April 21, 1997 (inception) through June 30, 2000



                                                                                                         Deficit
                                                                                                        Accumulated
                                                                                         Additional      During
                                         Preferred Stock          Common Stock             Paid-In      Development
                                        Shares      Amount     Shares        Amount        Capital        Stage        Total

Beginning balance, April 21, 1997         --         $--          --       $   --         $   --        $   --        $   --

Common stock issued in exchange
     for organization costs               --          --       500,000           50             00            00            50
Net loss for the period ended
  June 30, 1997                           --          --          --           --                            (50)          (50)
                                         -------    -------    -------      -------       --------       --------      --------
       BALANCE, JUNE 30, 1997             --          --       500,000           50           --             (50)         --

Net loss for year ended
 June 30, 1998                            --          --          --           --             --            --            --
                                         -------    -------    -------      -------       --------       --------      --------

       BALANCE, JUNE 30, 1998             --          --       500,000           50           --             (50)         --

Third party expenses paid by an
     affiliate on behalf of the
     Company                              --          --          --           --               85          --              85

Net Loss for year ended
 June 30, 1999                            --          --          --           --             --          (1,708)       (1,708)
                                         -------    -------    -------      -------       --------       --------      --------

     BALANCE, JUNE 30, 1999               --          --       500,000           50             85        (1,758)       (1,623)

Third party expenses paid by an
     affiliate on behalf of the
     Company                              --          --          --           --           14,985          --          14,985

Net loss for year ended
  JUNE 30, 2000                           --         $--       500,000     $     50       $ 15,070      $(18,915)     $ (3,795)

     BALANCE JUNE 30, 2000                --         $--       500,000     $     50       $ 15,070      $(18,915)     $ (3,795)
                                         =======    =======    =======      =======       ========       ========      ========




                 See accompanying notes to financial statements

                         ABOVE AVERAGE INVESTMENT, LTD.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                              Year Ended              April 21, 1997
                                                                     ------------------------------     (inception)
                                                                                                      Through June 30,
                                                                                                           2000
                                                                     June 30, 2000    June 30, 1999     (unaudited)
                                                                     -------------    -------------     -----------

OPERATING ACTIVITIES
     Net Loss                                                         $   (17,157)    $    (1,708)      $(18,915)

     Non-cash transactions:
       Stock-based compensation for organizational costs (Note B)            --              --               50
     Third Party expenses paid by affiliate on behalf of the
       company, recorded as additional-paid-in capital                     14,985              85         15,070
     Changes in operating assets and liabilities:
       Accounts payable and accrued liabilities                             2,172           1,623          3,795
                                                                      -----------     -----------       --------
                NET CASH (USED IN) OPERATING ACTIVITIES               $      --       $      --         $   --
                                                                      -----------     -----------       --------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                      --              --             --
                                                                      -----------     -----------       --------
                                     NET CHANGE IN CASH                      --              --             --

     Cash, beginning of period                                               --              --             --
                                                                      -----------     -----------       --------
                                    CASH, END OF PERIOD               $      --       $      --         $   --
                                                                      ===========     ===========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during the period for:
       Interest                                                       $      --       $      --         $   --
                                                                      ===========     ===========       ========
       Income taxes                                                   $      --       $      --         $   --
                                                                      ===========     ===========       ========
     Non-cash financing activities:
       500,000 shares common stock issued for services                $      --       $      --         $     50
                                                                      ===========     ===========       ========



                 See accompanying notes to financial statements

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A:  Organization and summary of significant accounting policies

                  Organization

         Above Average Investments, Ltd. (the "Company") was incorporated under the laws of Nevada on April 21, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

         The Company has been in the development stage since inception and has no operations to date.

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of June 30, 2000 and has incurred losses of ($17,157), ($l,708) and ($l8,915) for the years ended June 30, 2000 and 1999 and for the period April 21, 1997 (inception) through June 30, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies

         Cash equivalents

         The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A: Organization and summary of significant accounting policies, continued

Use of estimates

         The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

         The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share

         The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at June 30, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year

         The Company operates on a fiscal year ending on June 30.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A: Organization and summary of significant accounting policies, continued

Stock based compensation

         SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments

         SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements

         The Company has adopted the following new accounting pronouncements for the year ended June 30, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

         Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

         SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note A: Organization and summary of significant accounting policies, concluded

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

         In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

         Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

         SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

         The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

         Note B:  Related party transactions

         The Company maintains a mailing address at an affiliate's address. This address is Suite 104, 1456 St. Paul Street, Kelowna, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

         The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

         The Company does not maintain a checking account and expenses incurred by the Company have historically been paid by an affiliate. Since inception the Company incurred $18,915 in expenses of which $15,070 were paid by an affiliate. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)
                          Notes to Financial Statements

         Note C:  Income taxes

         A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from April 21, 1997 (inception) through June 30, 2000 is as follows:

                                                                                                     April 21, 1997
                                                                                                       (inception)
                                                               Year Ended June      Year Ended      Through June 30,
                                                                  30, 2000         June 30, 1999          2000

U.S. statutory federal rate............................            15.00%             15.00%             15.00%
State income tax rate, net of federal benefit..........             4.04%              4.04%              4.04%
Net operating loss (NOL) for which no tax benefit
     is currently available............................           -19.04%            -19.04%            -19.04%
                                                                    0.00%              0.00%              0.00%


         The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2000 and 1999 was $2,941 and $315, respectively. The change in the valuation allowance for the period from April 21, 1997 (inception) through June 30, 2000 was $3,601. NOL carryforwards at June 30, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

         Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

         Note D:  Shareholders' equity

Common Stock

         The Company initially authorized 25,000 shares of $1.00 par value common stock. On August 3, 1999 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.000l. On April 22, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.

                         ABOVE AVERAGE INVESTMENTS, LTD.
                          (A Development Stage Company)

                          Notes to Financial Statements

         Note D:  Shareholders' equity, concluded

         On August 18, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on April 21, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on April 21, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED BALANCE SHEET
(UNAUDITED)



                              ASSETS
                                                                 March 31, 2001
                                                                 --------------

Restricted cash                                                     $125,000
                                                                  ------------

         Total assets                                               $125,000
                                                                  ============


             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accrued liabilities                                              $3,581
                                                                  ------------

Common stock subject to redemption;  2,500,000 shares                125,000
                                                                  ------------

Stockholders' deficit:
     Common stock, $0.0001 par value, 100,000,000
       shares authorized; 3,000,000 shares issued and
       outstanding, including 2,500,000 shares
       subject to redemption                                              50
     Additional paid-in capital                                       51,806
     Deficit accumulated during the development state                (55,437)
                                                                  ------------
         Total stockholders' deficit                                  (3,581)
                                                                  ------------

         Total liabilities and stockholders' deficit                $125,000
                                                                  ============



            See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                                                                                           April 21, 1997
                                                  Three Months Ended              Nine Months Ended      (inception) through
                                                       March 31,                      March 31,               March 31,
                                             ----------------------------     ---------------------------   ------------
                                                  2001           2000             2001          2000            2001
                                             ------------    ------------     -----------    ------------   ------------
Costs and expenses:
     Legal fees                                  $10,339         $2,236          $20,414         $6,622         $29,043
     Accounting fees                               3,545            250            9,150          2,106          13,006
     Printing                                         --          2,865            6,804          5,026          12,758
     Licenses and fees                                59             --              154             85             580
     Stock-based compensation for
      organizational costs                            --             --               --             --              50
                                             -------------   ------------     ------------   -------------  -------------

Loss from operations                             (13,943)        (5,351)         (36,522)       (13,839)        (55,437)
                                             -------------   ------------     ------------   -------------  -------------

Benefit (provision) for income taxes                  --             --               --             --              --
                                             -------------   ------------     ------------   -------------  -------------

Net loss                                        $(13,943)       $(5,351)        $(36,522)      $(13,839)       $(55,437)
                                             =============   ============     ============   =============  =============


Net loss per share - basic and diluted            $(0.01)        $(0.01)          $(0.03)        $(0.03)
                                             =============   ============     ============   =============
Weighted average number of shares -
   basic and diluted                           3,000,000        500,000        1,412,409        500,000
                                             =============   ============     ============   =============



            See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                                                                      April 21, 1997
                                                                                                       (inception)
                                                                      Nine Months Ended               through March
                                                                          March 31,                        31,
                                                             ------------------------------------    -----------------
                                                                   2001                2000                2001
                                                             ------------------    --------------    -----------------
Net cash provided by operating activities:
    Net loss                                                          $(36,522)         $(13,839)            $(55,437)
    Non-cash transaction:
        Stock-based compensation for organizational costs                   --                --                   50
    Changes in operating assets and liabilities:
        Accounts payable and accrued liabilities                          (214)            1,495                3,581
                                                             ------------------    --------------    -----------------
Net cash used in operating activities                                  (36,736)          (12,344)             (51,806)
                                                             ------------------    --------------    -----------------

Cash flows from financing activities:
    Third party expenses paid by affiliate on behalf of
      the Company, recorded as additional paid-in capital               36,736            12,344               51,806
    Common stock issued for cash                                       125,000                --              125,000
    Restricted cash received for common stock subject to
      redemption                                                      (125,000)               --             (125,000)
                                                             ------------------    --------------    -----------------
Net cash used in financing activities                                   36,736            12,344               51,806
                                                             ------------------    --------------    -----------------

Net increase in cash and equivalents                                        --                --                   --

Cash at beginning of period                                                 --                --                   --
                                                             ------------------    --------------    -----------------

Cash at end of period                                                  $    --            $   --               $   --
                                                             ==================    ==============    =================

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
      Interest                                                         $    --            $   --               $   --
                                                             ==================    ==============    =================
      Income taxes                                                     $    --            $   --               $   --
                                                             ==================    ==============    =================

Non-cash financing activities:
    500,000 shares common stock issued
    for services                                                       $    --            $   --               $   50
                                                             ==================    ==============    =================




            See accompanying notes to condensed financial statements.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Above Average Investments, Ltd. (the "Company") have been prepared in accordance with the accounting policies in its audited financial statement for the year ended June 30, 2000 as filed in its form SB-2/A filed July 31, 2000 and should be read in conjunction with the notes thereto. The Company entered the development stage in accordance with Statements of Financial Accounting Standard ("SFAS") No. 7 on April 21, 1997 and is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to provide a fair presentation of the operating results for the interim periods presented have been made. These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Financial Statements for the for the year ended June 30, 2000. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending June 30, 2001.

Interim financial data presented herein are unaudited.

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company has issued 500,000 shares of common stock to an officer in exchange for services related to management and organization costs of $50. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for of completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended March 31, 2001, the Company incurred $10,398 in expenses. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

NOTE 3 -SHARE CAPITAL

In December 2000, the Company completed an initial public offering of 2,500,000 common shares at $0.05 per share for cash proceeds of $125,000. The proceeds of the offering and the common stock issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternatively, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20-business-day period will automatically have their investment returned.

If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 4 - MERGER AGREEMENT

During March 2001, the Company entered into an agreement with Quick-Med Technologies, Inc. ("QMT"), a Delaware corporation, and its shareholders to acquire all of the issued and outstanding shares of capital stock of QMT in exchange for 10,260,000 shares of the Company's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of QMT. The value of the net assets of the Company after the public shell merger is the same as their historical book value.

Subsequent to the merger, assuming all of the Company's shareholders reconfirm their investment, the Company's shareholders will retain approximately 20% of the outstanding shares of the Company's capital stock. Upon ratification of the public shell merger by its shareholders, the Company will change its name to Quick-Med Technologies, Inc.

                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                   MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
Quick-Med Technologies, Inc.

We have audited the accompanying balance sheets of Quick-Med Technologies, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quick-Med Technologies, Inc., as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations for the years ended December 31, 2000 and 1999 and has a net capital deficiency. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the footnotes accompanying the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ Daszkal Bolton Manela Devlin & Co.


Boca Raton, Florida
May 16, 2001

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
BALANCE SHEETS
                                                                  (UNAUDITED)
                                             December 31,          March 31,
                                            2000     1999            2001
                                        -----------------------   -----------

Current assets:
  Cash                                  $   5,113    $     179     $  26,609
                                        ---------    ---------     ---------

Property and equipment, net                 3,101        3,910         3,101
                                        ---------    ---------     ---------

Other assets:
  Deposits                                  6,020            -         6,020
  Intangible asset, net                   359,616            -       350,234
                                        ---------    ---------     ---------
     Total other assets                   365,636            -       356,254
                                        ---------    ---------     ---------

     Total assets                       $ 373,850    $   4,089     $ 385,964
                                        =========    =========     =========


                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

Current liabilities:
  Accounts payable                      $  77,014    $  19,475     $ 101,776
  Accrued expenses                         48,014       20,311        34,004
  License payable                         260,000            -       260,000
  Loan payable                            150,000            -       150,000
  Shareholder loans payable               159,300            -        54,300
  Due to affiliate/shareholder             25,334       20,861        19,816
                                        ---------    ---------     ---------
     Total current liabilities            719,662       60,647       619,896
                                        ---------    ---------     ---------

Stockholders' deficit:
  Common stock, $0.001 par value;
   15,000,000 authorized shares;
   10,000,000, 9,605,000 and
   10,260,000 shares issued and
   outstanding at December 31,
   2000, December 31, 1999, and
   March 31, 2001, respectively            10,000        9,606        10,260
  Additional paid-in capital              167,748      145,643       430,314
  Outstanding stock options                 2,150            -         2,150
  Deficit accumulated during the
   development stage                     (525,710)    (211,807)     (676,656)
                                        ---------    ---------     ---------
     Total stockholders' deficit         (345,812)     (56,558)     (233,932)
                                        ---------    ---------     ---------
     Total liabilities and
      stockholders' deficit             $ 373,850    $   4,089     $ 385,964
                                        =========    =========     =========

                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

                                                                     December 7,
                                                                        1997
                                                    Three months     (inception)
                                                       ended          through
                              December 31,           March 31,       March 31,
                        ------------------------        2001            2001
                           2000          1999       (Unaudited)     (Unaudited)
                        -----------   ----------    ------------    ------------

Sales                   $         -   $        -     $         -     $       -

Cost of sales                     -            -               -             -
                        -----------   ----------     -----------     ---------

Gross profit                      -            -               -             -

Selling, general
 and administrative
 expenses                   308,206      165,270         147,246       666,238
                        -----------   ----------     -----------     ---------

Loss from operations       (308,206)    (165,270)       (147,246)     (666,238)
                        -----------   ----------     -----------     ---------

Other income and
 (expense):
  Other income                    -            -               -             -
  Interest expense           (5,697)      (1,021)         (3,700)      (10,418)
                        -----------   ----------     -----------     ---------
Total other income
 and (expense)               (5,697)      (1,021)         (3,700)      (10,418)
                        -----------   ----------     -----------     ---------

Income before income
 taxes                     (313,903)    (166,291)       (150,946)     (676,656)
                        -----------   ----------     -----------     ---------

Provision (benefit)
 for income taxes                 -            -               -             -
                        -----------   ----------     -----------     ---------

Net loss                $  (313,903)  $ (166,291)    $  (150,946)    $(676,656)
                        ===========   ==========     ===========     =========

Net loss per share
 (basic and diluted)    $     (0.03)  $    (0.02)    $     (0.01)
                        ===========   ==========     ===========

Weighted average
 common shares
 outstanding             10,000,000    9,605,500      10,069,333
                        ===========   ==========     ===========


                See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                            Accumulated
                            Common Stock       Additional     Deficit     Outstanding
                         ------------------     Paid-In     Development      Stock
                         Shares      Amount     Capital        Stage        Options       Total
                         ------      ------    ----------   -----------   -----------     -----
Balance, December 31,
 1997                           -   $      -    $       -    $       -      $     -     $       -
                       ----------   --------    ---------    ---------      -------     ---------

Common stock issued     2,997,500      2,998       28,778            -            -        31,776

Stock issued for
 services               4,223,000      4,223            -            -            -         4,223

Net loss -
 December 31, 1998              -          -            -      (45,516)           -       (45,516)
                       ----------   --------    ---------    ---------      -------     ---------

Balance, December 31,
 1998                   7,220,500      7,221       28,778      (45,516)           -        (9,517)

Stock issued for
 services               2,385,000      2,385      116,865            -            -       119,250

Net loss -
 December 31, 1999              -          -            -     (166,291)           -      (166,291)
                       ----------   --------    ---------    ---------      -------     ---------

Balance, December 31,
 1999                   9,605,500      9,606      145,643     (211,807)           -       (56,558)

Stock issued for
 services                 230,000        230       11,270            -            -        11,500

Stock issued for
 license agreement        160,000        160        7,840            -            -         8,000

Stock options
 granted for license
 and consulting                 -          -            -            -        2,150         2,150

Stock issued for cash       4,500          4        2,995            -            -         2,999

Net loss -
 December 31, 2000              -          -            -     (313,903)           -      (313,903)
                       ----------   --------    ---------    ---------      -------     ---------

Balance, December 31,
 2000                  10,000,000     10,000      167,748     (525,710)       2,150      (345,812)
                       ----------   --------    ---------    ---------      -------     ---------

Stock issued in debt
 conversion               260,000        260      262,566            -            -       262,826

Net loss - March 31,
 2001 (unaudited)               -          -            -     (150,946)           -      (150,946)
                       ----------   --------    ---------    ---------      -------     ---------

Balance, March 31,
 2001 (unaudited)      10,260,000   $ 10,260    $ 430,314    $(676,656)     $ 2,150     $(233,932)
                       ==========   ========    =========    =========      =======     =========

                         See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
                                                                     December 7,
                                                          Three         1997
                                                          months     (inception)
                                                          ended       through
                                  December 31,          March 31,     March 31
                             -----------------------      2001          2001
                                2000         1999      (Unaudited)   (Unaudited)
                             ----------   ----------   -----------   -----------
Cash flows from operating
 activities:
  Net loss                   $(313,903)   $(166,291)   $(150,946)    $(676,656)
  Adjustments to
   reconcile net loss to
   net cash used by
   operating activities:
    Depreciation and
     amortization               16,444          134        9,381        25,960
    Common stock issued
     for services               11,500      119,250            -       135,205
    Stock options granted
     for services                  550            -            -           550
    Stock subscriptions
     receivable                      -        1,270            -             -
    (Increase) decrease in:
      Deposits                  (6,020)           -            -        (6,020)
    Increase (decrease) in:
      Accounts payable          57,538       14,602       24,762       101,774
      Accrued expenses          27,703       12,060      (11,183)       36,830
      Due to affiliate           4,473       (1,050)      (5,518)       19,816
                             ---------    ---------    ---------     ---------
Net cash used by operating
 activities                   (201,715)     (20,025)    (133,504)     (362,541)
                             ---------    ---------    ---------     ---------
Cash flows from investing
 activities:
  Purchase of property and
   equipment                         -       (4,044)           -        (4,044)
  Intangible assets           (105,651)           -            -      (105,651)
Net cash used by investing
 activities                   (105,651)      (4,044)           -      (109,695)
                             ---------    ---------    ---------     ---------
Cash flows from financing
 activities:
  Issuance of common
   stock, net                    3,000            -            -        34,545
  Increase in loans payable    309,300       23,710      155,000       464,300
                             ---------    ---------    ---------     ---------
Net cash provided by
 financing activities          312,300       23,710      155,000       498,845
                             ---------    ---------    ---------     ---------
Net increase (decrease)
 in cash                         4,934         (359)      21,496        26,609

Cash at beginning of
 period                            179          538        5,113             -
                             ---------    ---------    ---------     ---------

Cash at end of period        $   5,113    $     179    $  26,609     $  26,609
                             =========    =========    =========     =========

                 See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

                                                                     December 7,
                                                          Three         1997
                                                          months     (inception)
                                                          ended       through
                                  December 31,          March 31,     March 31
                             -----------------------      2001          2001
                                2000         1999      (Unaudited)   (Unaudited)
                             ----------   ----------   -----------   -----------

Supplementary information:
  Cash paid for:
    Interest                 $       -    $       -    $       -     $       -
                             =========    =========    =========     =========
    Income taxes             $       -    $       -    $       -     $       -
                             =========    =========    =========     =========

  Non-cash disclosures of
   investing and financing
   activities:
    License fee and
     related payable         $ 260,000    $       -    $       -     $ 260,000
                             =========    =========    =========     =========
    Common stock issued
     for license             $   8,000    $       -    $       -     $   8,000
                             =========    =========    =========     =========
    Stock options granted
     to licensor             $   1,600    $       -    $       -     $   1,600
                             =========    =========    =========     =========
    Conversion of debt to
     equity                  $       -    $       -    $ 260,000     $ 260,000
                             =========    =========    =========     =========


                 See accompanying notes to financial statements.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK

Quick-Med Technologies, Inc. (the "Company") is a Delaware corporation organized in December 1997. The Company specializes in the development of single use, disposable, premium healthcare products. The Company funds research efforts necessary to develop products, administer the patent process, subcontracts the manufacture of its products, and collaborate with other companies to introduce its products into the marketplace. The Company neither produces nor directly markets its products. Instead, it intends to rely on outside organizations for those activities.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be successfully completed or that it will be a commercial success. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2000 and 1999.

Use of Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Stock Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25. The Company accounts for stock options granted to consultants under SFAS 123 and recognized $363 in compensation expense.

Unaudited Interim Information

The information presented as of March 31, 2001 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2001, and the results of its operations and its cash flows for the three months ended March 31, 2001, and the stockholders' deficit for the three months ended March 31, 2001. The results of operations for the three-month period ended March 31, 2001 are not necessarily indicative of the results for the full year.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the expected useful lives of the assets.

Earnings Per Share

Earnings per share are computed based on the weighted average number of common shares as if they were outstanding. Basic and diluted earnings per share are the same for the years ended 2000 and 1999.

Reclassification

Certain amounts in the 1999 financial statements have been reclassified to conform to the 2000 financial presentation.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2000:

                                            2000                1999
                                      ----------------     --------------
Computer equipment                        $     4,044        $     4,044
Less: accumulated depreciation                   (943)              (134)
                                      ----------------     --------------
  Net property and equipment              $     3,101        $     3,910
                                      ================     ==============


Depreciation expense for the years ended December 31, 2000 and 1999 was $809 and $134, respectively.


NOTE 4 - INTANGIBLE ASSET

The intangible asset represents license agreements with two inventors for the rights to the MMP inhibitors, commencing on September 13, 2000. The license agreements shall remain in force on a country-by-country basis for the life of the last-to-expire patent license to the Company under the license agreement. The licenses are amortized on a straight-line basis over ten years from the date of the agreement. Accumulated amortization was $15,635 at December 31, 2000.

The Company assesses whether its intangible assets are impaired as required by SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If impairment exists, the amount of such impairment is calculated as the estimated fair value of the assets.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INTANGIBLE ASSET, continued

Under the terms of the license agreements, the Company paid $100,000 and granted 160,000 shares of common stock valued at $0.05 per share and will grant 160,000 stock options. The stock options are valued at the estimated minimum value in accordance with SFAS 123 of $1,600. In addition, the Company will pay an additional $100,000 in September 2001 to the licensors. In order to maintain the exclusive rights to the licenses, the agreements require a total payment of $160,000 if certain milestones regarding the proof-of-concept and development of a prototype are completed. If a milestone is not met by the third anniversary of the agreement, the Company shall pay each inventor $25,000 per year until all such milestones are completed.

As additional compensation to the licensors, the Company will pay a royalty on the Company's net sales of licensed products. The royalty rate is 2% on the first $1,500,000 of applicable quarterly revenue and 1.5% in sales above $1,500,000. For each sublicense the Company grants, the licensors will be paid 3% of the up-front licensing fee, limited to $100,000.


NOTE 5 - RELATED PARTY TRANSACTIONS

March 2001 (Unaudited)

In March 2001, the Company obtained a short-term note payable due to a shareholder in the amount of $45,000. The note bears interest at 6% per annum.

In January 2001, the Company obtained a short-term note payable in the amount of $110,000, due to a shareholder. The note bears interest at 6% per annum. In March 2001, the Company agreed to convert $150,000 of the outstanding note payable to a shareholder at December 31, 2000 and the additional $110,000 note payable obtained in January 2001 from the same shareholder plus accrued interest of $2,826 into 260,000 shares of common stock. The shareholder and the Company agreed to a negotiated value of approximately $1 for one share conversion ratio.

2000

At December 31, 2000 the Company had a note payable of $25,334 for funds advanced from an affiliated company/shareholder, through common ownership. The note is short-term, bears interest at 6% and is expected to be paid by December 31, 2001.

At December 31, 2000, the Company had notes payable of $150,000 for funds advanced from a shareholder of the Company. The note is short term and bears interest at 6.0%. In March 2001, the Company issued approximately 150,000 shares of its common stock in satisfaction of these notes.

At December 31, 2000, the Company had notes payable to a relative of the President of $9,300. The note is short term; bears interest at 6.0% and is expected to be paid by December 31, 2001.

At December 31, 2000, the Company has $4,097 in the accounts payable balance that is due to shareholders of the Company for reimbursable expenses.

At December 31, 2000, the Company paid $2,250 in rent to the President for the sub-lease of office space. The sub-lease is for a period of one year and expires in July 2001.

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 6 - STOCKHOLDERS' DEFICIT

The Company is authorized to issue 11,000,000 shares of stock, of which 10,000,000 are common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Earnings per share have been calculated as if the shares had been issued at December 31, 2000 and 1999.

March 2001 (Unaudited)

In March 2001, the Company increased the number of authorized common shares to 15,000,000.

2000

During the year ended December 31, 2000, the Company issued 230,000 shares of common stock for consulting and legal services. The Company recorded $11,500 ($0.05 per share) in compensation expense.

On September 12, 2000, the Company issued 160,000 common shares in connection with the acquisition of the license agreement. These shares were valued at $0.05 per share.

During the year, the Company sold 4,500 shares of its common stock for cash of $3,000 ($0.67 per share).

1999

The Company issued 2,385,000 shares of common stock in 1999 for consulting services provided to the Company. These shares were assigned a value of $0.05 per share in 1999, and the Company recognized $119,250 in consulting expense.


NOTE 7 - STOCK OPTIONS

During the years ended December 31, 2000 and 1999, 215,000 and 360,000 options were granted to officers and directors of the Company at exercise prices of $2.00 to $3.00 per share.

The Company has elected to account for the stock options under the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized on the employee stock options. The Company accounts for stock options granted to consultants under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation."

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statements of Financial Standards No. 123, "Accounting for Stock Based Compensation," the Company's net earnings for the years ended December 31, 2000 and 1999 would have been decreased by $-0- and $2,376, respectively. The fair value of each option is estimated on the date of grant using the fair market option-pricing model with the assumption:

QUICK-MED TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS, continued

                  Risk-free interest rate            6.5%
                  Expected life (years)              Various
                  Expected volatility                N/A
                  Expected dividends                 None

A summary of options during the years ended December 31, 2000 and 1999 is shown below:

                                                 December 31, 2000                     December 31, 1999
                                      --------------------------------------     --------------------------------------
                                           Number          Weighted-Average          Number           Weighted-Average
                                          of Shares         Exercise Price          of Shares          Exercise Price
                                      -----------------   -----------------      ----------------     -----------------
Outstanding at January 1, 1998                  625,000          $      2.00             265,000           $      2.00
Granted                                         215,000                 2.93             360,000                  2.00
Exercised                                             -                    -                   -                     -
Forfeited                                             -                    -                   -                     -
                                      ------------------  -------------------    ----------------     -----------------
Outstanding at December 31                      840,000          $      2.24             625,000           $      2.00
                                      ------------------  ===================    ----------------     =================
Exercisable at December 31                      840,000                                  625,000
                                      ------------------                         ----------------
Available for issuance at December 3            840,000                                  625,000
                                      ==================                         ================


At December 31, 2000 and 1999, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                         2000                      1999
                                 ---------------------     ---------------------
Net Loss
         As reported                      $  (313,903)              $  (166,291)
                                 =====================     =====================
         Pro forma                        $  (313,903)              $  (169,891)
                                 =====================     =====================
Loss per share
         As reported                       $    (0.03)               $    (0.02)
                                 =====================     =====================
         Pro forma                         $    (0.03)               $    (0.02)
                                 =====================     =====================

NOTE 8 - INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax consequences, measured by enacted tax rates attributable to taxable and deductible temporary differences between financial statement and income tax bases of assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred tax asset and liability.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES, continued

For income tax purposes, the Company has elected to capitalize the start-up costs incurred during 1999 of $40,495 and in 2000 of approximately $271,000. The start-up costs will be amortized over sixty (60) months in accordance with the Internal Revenue Code. The Company's evaluation of the tax benefit of its carry forward is presented in the following table. The tax amounts have been calculated using the 34% federal and 6.0% state income tax rates.

The (provision) benefit for income taxes consists of the following:

                                                   2000               1999
                                              ---------------     -------------
Current                                            $       -         $       -
Deferred                                                   -                 -
                                              ---------------     -------------
                                                   $       -         $       -
                                              ===============     =============

Deferred tax assets for 2000 and 1999 consist of the following:

                                                   2000               1999
                                              ---------------     -------------
Deferred tax asset:
  Tax benefit of capitalized start-up costs        $ 111,456         $  23,765
  Net operating loss carry forward                    15,907             2,633
  Less: valuation allowance                         (127,363)          (26,398)
                                              ---------------     -------------
Deferred tax asset                                 $       -         $       -
                                              ===============     =============

The Company has net operating loss carry forwards of $39,767, which will begin to expire in 2013.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the organization will continue as a going concern. The organization has negative cash flows from operations and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management expects that until completion of its reverse merger described in Note 11, that it will fund its working capital through loans and advances from stockholders.

NOTE 10 - NOTES PAYABLE

The Company has a $150,000 note payable with a merchant bank. Interest accrues at a rate of 6% per annum and is unsecured. The remaining principle and accrued interest is due June 30, 2001.

NOTE 11 - MERGER AGREEMENT (Unaudited)

In March 2001 the Company entered into an agreement with Above Average Investments, Ltd. ("AAI") and its shareholders to acquire all of the issued and outstanding shares of capital stock of the Company in exchange for 10,260,000 shares of AAI's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of the Company.

ABOVE AVERAGE INVESTMENTS, LTD.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 11 - MERGER AGREEMENT (Unaudited), continued

Subsequent to the merger, assuming AAI's shareholders reconfirm their investment, the Company's shareholders will retain 80.4% of the outstanding shares of capital stock. Upon ratification of the public shell merger by its shareholders, AAI, the surviving entity, will change its name to Quick-Med Technologies, Inc.

Above Average Investments, LTD.
Pro Forma Combined Balance Sheets
June 30, 2000
(Unaudited)

                                                  Historical
                                        AA Investments       Quick-Med                                 Pro Forma
                                        June 30, 2000     June 30, 2000          Total                Adjustments        Combined

Current assets:
Cash                                              $ -          $ 38,838          $ 38,838              $ 125,000         $ 163,838
                                    -----------------------------------------------------------------------------------------------
Total current assets                                -            38,838            38,838                125,000           163,838

Property and equipment, net                         -             3,506             3,506                                    3,506
                                    -----------------------------------------------------------------------------------------------

Other assets:
Stockholder loans receivable                        -             1,737             1,737                                    1,737
                                    -----------------------------------------------------------------------------------------------
Total other assets                                  -             1,737             1,737                      -             1,737

                                    -----------------------------------------------------------------------------------------------
Total assets                                      $ -          $ 44,081          $ 44,081              $ 125,000         $ 169,081
                                    ===============================================================================================


Current liabilities:
Accounts payable                              $ 3,795          $ 29,905          $ 33,700                                 $ 33,700
Accrued expenses                                    -            33,899            33,899                                   33,899
Loans payable                                       -             9,300             9,300                                    9,300
Stockholder loans payable                           -            50,000            50,000                                   50,000
Due to affiliate                                    -            13,710            13,710                                   13,710
                                    -----------------------------------------------------------------------------------------------
Total current liabilities                       3,795           136,814           140,609                      -           140,609


Common stock subject to redemption

Stockholders' equity:
Common stock                                       50            10,000            10,050  (a)            (8,774)            1,276
Additional paid in capital                     15,070            56,748            71,818  (a)           114,859           186,677
Accumulated deficit                           (18,915)         (159,481)         (178,396) (a)            18,915          (159,481)
                                    -----------------------------------------------------------------------------------------------
Total stockholders' equity                     (3,795)          (92,733)          (96,528)               125,000            28,472

                                    -----------------------------------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                           $ -          $ 44,081          $ 44,081              $ 125,000         $ 169,081
                                    ===============================================================================================


1. The Pro Forma Balance Sheet at June 30, 2000 is based upon the balance sheets of the Registrant and Quick-Med Technologies, Inc. as of June
         30, 2000.

(a)     To record the public shell merger of the Registrant and Quickmed.
        10,260,000 shares of common stock issue in exchange for 100% of Quickmed common stock and the IPO of 2,500,000 shares in exchange for $125,000 of the Registrant. (The total number of shares outstanding after the merger will be 12,760,000 shares.) The assets of AAI are recorded at their net asset value.


Above Average Investments, LTD.
Pro Forma Combined Statement of Income
For the year ended June 30, 2000
(Unaudited)

                                       Historical
                                     AA Investments       Quick-Med
                                       Year ended        Year ended                                Pro Forma
                                      June 30, 2000     June 30, 2000         Total               Adjustments        Combined

Revenues earned                                   $ -               $ -               $ -                                      $ -

Cost of revenues earned                             -                 -                 -                                        -
                                    -----------------------------------------------------------------------------------------------

Gross profit                                        -                 -                 -                                        -

Operating expenses:
Selling, general and admn expense              17,157           101,240           118,397                                  118,397
                                    -----------------------------------------------------------------------------------------------
     Total operating expenses                  17,157           101,240           118,397                                  118,397

Loss from operations                          (17,157)         (101,240)         (118,397)                                (118,397)

Other expense
Interest expense                                    -             2,090             2,090                                    2,090
                                    -----------------------------------------------------------------------------------------------


                                    -----------------------------------------------------------------------------------------------
Net loss                                    $ (17,157)       $ (103,330)       $ (120,487)     $          -             $ (120,487)
                                    ===============================================================================================


Basic net loss per share                      $ (0.03)                                                                     $ (0.01)
                                    ==================                                                           ==================

Wieghted average shares
        outstanding                           500,000                                                                   12,760,000
                                    ==================                                                           ==================

Fully diluted net loss per share              $ (0.03)                                                                     $ (0.01)
                                    ==================                                                           ==================

Fully diluted average shares
        outstanding                           500,000                                                                   12,760,000
                                    ==================                                                           ==================


1. The Pro Forma Statement of Operations for the year ended June 30, 2000 is based upon the year ended June 30, 2000 for the Registrant and Quickmed Technologies, Inc. and gives effect to the public shell merger as if it had occured on July 1, 1999.

2. The June 30, 2000 earnings per share has been adjusted to reflect the 10,260,000 shares issued for Quick-med and the 2,500,000 IPO shares.
         The total number of shares outstanding after the merger will be 12,760,000 shares.


Above Average Investments, LTD.
Pro Forma Combined Balance Sheets
March 31,2001
(Unaudited)
                                       Historical
                                     AA Investments         Quick-Med                                 Pro Forma
                                     March 31, 2001       March 31, 2001          Total               Adjustments        Combined
Current assets:
Cash                                              $ -          $ 26,609          $ 26,609  (b)         $ 125,000         $ 151,609
Cash restricted                               125,000                             125,000  (b)          (125,000)                -
                                    -----------------------------------------------------------------------------------------------
Total current assets                          125,000            26,609           151,609    -                 -           151,609

Property and equipment, net                         -             3,101             3,101                                    3,101
                                    -----------------------------------------------------------------------------------------------

Other assets:
Deposits                                            -             6,020             6,020                                    6,020
Intangible assets, net                              -           350,234           350,234                                  350,234
                                    -----------------------------------------------------------------------------------------------
Total other assets                                  -           356,254           356,254                      -           356,254
                                    -----------------------------------------------------------------------------------------------
Total assets                                $ 125,000         $ 385,964         $ 510,964                    $ -         $ 510,964
                                    ===============================================================================================

Current liabilities:
Accounts payable                                  $ -         $ 101,776         $ 101,776                                $ 101,776
Accrued expenses                                3,581            34,004            37,585                                   37,585
License payable                                     -           260,000           260,000                                  260,000
Loans payable                                       -           150,000           150,000                                  150,000
Shareholder loans payable                           -            54,300            54,300                                   54,300
Due to affiliate/shareholder                        -            19,816            19,816                                   19,816
                                    -----------------------------------------------------------------------------------------------
Total current liabilities                       3,581           619,896           623,477                      -           623,477

Common stock subject to redemption            125,000                             125,000  (b)          (125,000)                -

Stockholders' equity:
Common stock                                       50            10,260            10,310  (a)            (9,034)            1,276
Additional paid in capital                     51,806           430,314           482,120  (a), (b)       78,597           560,717
Outstanding stock options                                         2,150             2,150                                    2,150
Accumulated deficit                           (55,437)         (676,656)         (732,093) (a)            55,437          (676,656)
                                    -----------------------------------------------------------------------------------------------
Total stockholders' equity                     (3,581)         (233,932)         (237,513)               125,000          (112,513)

                                    -----------------------------------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                     $ 125,000         $ 385,964         $ 510,964                    $ -         $ 510,964
                                    ===============================================================================================


1. The Pro Forma Balance Sheet at March 31, 2001 is based upon the balance sheets of the Registrant and Quick-Med Technologies, Inc. as of March
         31, 2001.

(a)      To record the public shell merger of the Registrant and Quickmed.
         10,260,000 shares of common stock issue in exchange for 100% of Quickmed common stock and the IPO of 2,500,000 shares in exchange for $125,000 of the Registrant. (The total number of shares outstanding after the merger will be 12,760,000 shares.) The assets of AAI are recorded at their net asset value.

(b) To reclass the restricted cash to unrestricted cash and to reclass the stock subject to redemption to common stock. (The net assets of AAI at March 31, 2001 was $121,419.)

Above Average Investments, LTD.
Pro Forma Combined Statement of Income
For the nine months ended March 31, 2001
(Unaudited)

                                                Historical
                                     AA Investments       Quick-Med
                                    Nine months ended  Nine months ended                            Pro Forma
                                     March 31, 2001     March 31, 2001         Total               Adjustments        Combined

Revenues earned                                   $ -               $ -               $ -                                      $ -

Cost of revenues earned                             -                 -                 -                                        -

Gross profit                                        -                 -                 -                      -                 -

Operating expenses:
Selling, general and admn expense              36,522           413,447           449,969                                  449,969
                                    -----------------------------------------------------------------------------------------------
     Total operating expenses                  36,522           413,447           449,969                      -           449,969

Loss from operations                          (36,522)         (413,447)         (449,969)                                (449,969)

Other expense
Interest expense                                    -             8,328             8,328                      -             8,328
                                    -----------------------------------------------------------------------------------------------


                                    -----------------------------------------------------------------------------------------------
Net loss                                    $ (36,522)       $ (421,775)       $ (441,641)                   $ -        $ (458,297)
                                    ===============================================================================================


Basic net loss per share                      $ (0.03)                                                                     $ (0.04)
                                    ==================                                                           ==================

Wieghted average shares
        outstanding                         1,412,409                                                                   12,760,000
                                    ==================                                                           ==================

Fully diluted net loss per share              $ (0.03)                                                                     $ (0.04)
                                    ==================                                                           ==================

Fully diluted average shares
        outstanding                         1,412,409                                                                   12,760,000
                                    ==================                                                           ==================


1.       The Pro Forma Statement of Operations for the nine months ended March
         31, 2001 is based upon the nine months ended March 31, 2001 for the Registrant and Quickmed Technologies, Inc. and gives effect to the acquisition as if it had occured on July 1, 2000.

2. The June 30, 2000 earnings per share has been adjusted to reflect the 10,260,000 shares issued for Quick-med and the 2,500,000 IPO shares.
         The total number of shares outstanding after the merger will be 12,760,000 shares.


                                  [BACK COVER]

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of officers and directors

         The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the prospectus.

Item 25.  Other Expenses of Issuance and Distribution

         Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Securities and Exchange Commission filing fee                     $         56
Legal fees and expenses                                                 50,000
Accounting fees and expenses                                            14,000
Marketing expenses                                                       1,000
Miscellaneous                                                              500
                                                                        ------
                                        Total                     $     65,556
                                                                        ======


Management will bear all expenses shown above.

Item 26.  Recent Sales of Unregistered Securities

         There have been no sales of unregistered securities by the Company in the past three years.

         Following is a description of all securities that Quick-Med has issued within the past three years without registering the securities under the Securities Act:

o In 1998, Quick-Med sold an aggregate of 7,220,500 shares of common stock for aggregate cash consideration of $30,275 (or $.004193 per share of common stock).

o In 2000, Quick-Med issued 9,498,000 shares for payment of services to 7 persons and granted stock options to purchase an aggregate of 840,000 shares of common stock to officers, directors, employees and consultants with aggregate exercise price of $2.00 per share pursuant to its stock option plan. As of May 31, 2001, no shares of common stock have been issued upon exercise of options.

         No underwriters were used in connection with these sales and issuances above. We relied upon Section 4 (2) of the Securities Act in each of the private placement transactions listed above. We determined, based on information received from the investors, including questionnaires and representations contained in the purchase agreements, that each investor was either an accredited investor or had such knowledge and experience in financial matters such that he or she was capable of evaluating the merits and risks of the investments. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions.

Item 27.  Exhibits

2.1** Merger Agreement dated March 19, 2001 between Above Average Investments Ltd. and Quick-Med Technologies, Inc.
3.1*     Articles of Incorporation
3.2*     Amendment to Articles of Incorporation
3.3*     Bylaws
4.1*     Specimen Informational Statement
4.1.2**  Share Purchase Agreement
5.1 Opinion of Foley & Lardner with respect to the legality of the shares being registered
10.1     Quick-Med's MMP License Agreement
10.1.1   Amendment to Merger Agreement
10.2     Quick-Med Stock Option Plan
23.1.1   Consent of Kish, Leake & Associates, P.C.
23.1.2   Consent of Cordovano & Harvey, P.C.
23.1.3   Consent Daszkal Bolton Manela Devlin & Co.
23.2     Consent of Evers & Hendrickson LLP (included in Exhibit 5.1)
23.3     Consent of Michael R. Granito, Ph.D.
         Consent of David S. Lerner
         Consent of Paul G. Cerjan, Lt. Gen./Ret.
         Consent of George E. Friel, Maj. Gen./Ret.
         Consent of Gerald M. Olderman, Ph.D.
         Consent of Gregory S. Schultz, Ph.D.
         Consent of Michael D. Karsch
99.1**   Escrow Agreement
99.2     Form of Reconfirmation Letter

* Incorporated by reference to Form 10-SB, File No. 000-27545, filed October 4, 1999.
**       Previously filed.
***      To be filed in an amendment.

Item 28.  Undertakings

We undertake that we will:

         1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on July 6, 2001.



                                       ABOVE AVERAGE INVESTMENTS, LTD.



                                       /s/     Bob Hemmerling
                                               ---------------------------
                                               Bob Hemmerling, Director


Signature                                Title                      Date



/s/     Bob Hemmerling                   Director                   July 6, 2001
        --------------------------
        Bob Hemmerling,

/s/     Devinder Randhawa                President and Director     July 6, 2001
        --------------------------
        Devinder Randhawa